UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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TRUMP ENTERTAINMENT RESORTS, INC.

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TRUMP ENTERTAINMENT RESORTS, INC.

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey 08401

Dear Stockholders:

On behalf of our entire Board of Directors, I cordially invite you to attend our 2011 Annual Meeting of Stockholders, to be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, on Thursday, November 3, 2011, at 10:00 a.m., local time. Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the Annual Meeting in person. I urge you to vote your shares as soon as possible. You may vote online as described in the proxy voting instructions set forth on the proxy card. Of course, you may also vote by completing the proxy card and returning it by mail.

Your cooperation and prompt attention are appreciated.

Sincerely,

Robert F. Griffin
Chief Executive Officer

October 14, 2011

TRUMP ENTERTAINMENT RESORTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders of Trump Entertainment Resorts, Inc. will be held on Thursday, November 3, 2011, at 10:00 a.m., local time, at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

1.    To elect two Class I Directors to the Board of Directors for a three-year term;

2.	To approve the proposed Trump Entertainment Resorts, Inc. 2011 Equity Incentive Plan; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

 Only stockholders of record owning shares of our common stock at the close of business on September 13, 2011, the record date, are entitled to receive notice of the Annual Meeting and to vote. A complete list of these stockholders will be available for ten days prior to the Annual Meeting at our executive office located at 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401 and will be made available at the Annual Meeting. Our transfer books will remain open following the record date.

At the close of business on the record date, there were 10,714,286 shares of our common stock entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
PROPOSALS SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors

David R. Hughes
Chief Financial Officer
and Corporate Secretary

Atlantic City, New Jersey
October 14, 2011

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. As an alternative to using the paper proxy card to vote, owners of our common stock and beneficial owners of our common stock held in “street name” by a stockbroker may vote via the Internet.

PROXY STATEMENT

Introduction

Our Board of Directors (the “Board”) is soliciting proxies for our 2011 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote at the Annual Meeting. Please read it carefully!

In this proxy statement, “TER” refers to Trump Entertainment Resorts, Inc., a Delaware corporation, and words such as “we,” “us,” “our,” “our Company” and “the Company” mean TER and its subsidiaries and affiliates, including Trump Entertainment Resorts Holdings, L.P. (“TER Holdings”).

Our principal executive offices are located at Trump Taj Mahal Casino Hotel (“Trump Taj Mahal”), 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401. The main telephone number of our executive offices is (609) 449-5534. A copy of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and this proxy statement and the accompanying proxy card are first being sent or given to stockholders on or about October 14, 2011.

Date, Time and Place

The Annual Meeting will be held on Thursday, November 3, 2011 at 10:00 a.m., local time, at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

Matters to be Considered

At the Annual Meeting, stockholders will be asked to elect two Class I Directors to our Board for a three-year term. See “Election of Class I Directors.” Stockholders will also be asked to approve the proposed Trump Entertainment Resorts, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”). See “Approval of 2011 Equity Incentive Plan.” The Board does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Any business for which notice is given may be transacted at any adjourned Annual Meeting.

Record Date; Shares Outstanding and Entitled to Vote

Stockholders as of the close of business on September 13, 2011, the record date, are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 10,714,286 shares of our common stock outstanding. Each share of our common stock is entitled to one vote. We do not have cumulative voting.

Our common stock will vote as a single class with respect to the election of two Class I Directors and the proposal to approve the 2011 Equity Incentive Plan.

Required Votes

The affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Consequently, only shares that are voted in favor of a particular nominee will be counted. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for the nominee, including broker non-votes, will not be counted toward each nominee’s achievement of a plurality.

All other matters to be voted on at the Annual Meeting, including the approval of the 2011 Equity Incentive Plan, require the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

Marc Lasry, Chairman of our Board, is the Chairman and a principal control person of Avenue Capital Management, II, LP (“Avenue Capital”), and David Licht and Robert Symington, both members of our Board, are executives of Avenue Capital. Avenue Capital beneficially owns 2,329,633 shares of our common stock, representing approximately 21.7% of the voting power of our voting shares outstanding as of the record date. Including such shares beneficially owned by Avenue Capital, our directors and executive officers as a group beneficially own in the aggregate approximately 21.7% of our common stock outstanding at the record date (excluding shares issuable upon the exercise of outstanding warrants and excluding shares issuable more than 60 days after the date of this proxy statement pursuant to awards of restricted stock units held by our executive officers).

Voting and Revocation of Proxies

You can vote by proxy over the Internet by following the instructions provided in the Notice of Annual Meeting of Stockholders, or, if you received printed copies of the proxy materials by mail, you can also vote by mail. If you received a printed version of these materials and a paper copy of the proxy card by mail, you can complete and properly sign each proxy card you received and return it to us in the prepaid envelope. It will be voted by one of the individuals indicated on the card—your “proxy”— as you direct. If you return your signed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the two Class I Director nominees and FOR the approval of the 2011 Equity Incentive Plan.

You can vote one of three ways for the election of the Class I Directors. By checking the appropriate box on your proxy card, you may:

•	Vote FOR all of the nominees for Class I Directors as a group;

•	WITHHOLD AUTHORITY to vote for all the nominees for Class I Directors; or

•	Vote FOR all the nominees for Class I Directors as a group except for those nominees you specifically identify on the appropriate line.

You can vote one of three ways for the approval of the 2011 Equity Incentive Plan. By checking the appropriate box on your proxy card, you may:

•	Vote FOR the approval of the 2011 Equity Incentive Plan;

•	Vote AGAINST the approval of the 2011 Equity Incentive Plan; or

•	ABSTAIN from voting.

If your shares are held in the name of a bank, broker or other nominee (i.e., “street name”), you should follow the voting instructions on the form you receive from them.

You may change your vote at any time before the voting concludes at the Annual Meeting. You may vote again on a later date on the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Director Information

In accordance with our Restated Certificate of Incorporation (the “Certificate of Incorporation”), which became effective upon our emergence from Chapter 11 bankruptcy protection on July 16, 2010, our Board consists of seven director positions.

Our Board is divided into three classes, Class I, Class II and Class III. The current Class I Directors are Robert F. Griffin and Eugene I. Davis, and each will hold office until the Annual Meeting and until his respective successor is duly elected and qualified. The current Class II Directors are Stephen McCall and Robert Symington, and each will hold office until the annual meeting of stockholders to be held in 2012 and until his respective successor is duly elected and qualified. The current Class III Directors are Marc Lasry, David Licht and Jeffrey Gilbert, and each will hold office until the annual meeting of stockholders to be held in 2013 and until his respective successor is duly elected and qualified.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2014

Two Class I Directors are to be elected to our Board at this year’s Annual Meeting. Each nominee is expected to hold office until the 2014 Annual Stockholders’ Meeting or until his/her successor has been duly elected and qualified. The persons named on the proxy card will, unless contrary instructions are received, vote the shares represented by the proxy card FOR the election of the two Class I Director nominees named below. The nominees listed below are currently Class I Directors on our Board. Should any one or more of the nominees become unable to serve for any reason or decide not to serve or stand for election (which is not anticipated), the Board, as the case may be, may designate substitute nominees as set forth below, in which event the persons named on the proxy card will vote FOR the election of such substitute nominee or nominees.

Name and present position, if any, with the Company	Age, period served as director, other business experience during the last five years and family relationships, if any
Robert F. Griffin, Chief Executive Officer
Mr. Griffin, age 52, has been our Chief Executive Officer and a member of our Board since November 2010. From November 2008 to November 2010, Mr. Griffin served as President and Chief Executive Officer of MTR Gaming Group, Inc. (“MTR”), which owns and operates casino and racetrack facilities in West Virginia, Pennsylvania and Ohio. He became a member of MTR’s Board of Directors in March 2010. Prior to joining MTR, Mr. Griffin served as Senior Vice President of Operations of Isle of Capri Casinos, Inc. (“ICCI”) from 2004 to 2008, where he was responsible for the operations of 16 casinos and racing facilities in the United States, Grand Bahamas and the United Kingdom. Mr. Griffin also served as Vice President/General Manager at several of ICCI’s properties from 1999 to 2003. Mr. Griffin previously held senior management positions at Trump Marina Hotel Casino (“Trump Marina”) from 1992 to 1998. Mr. Griffin serves as a director and as our Chief Executive Officer due to his particular knowledge and expertise based on over 30 years' experience in the gaming and hospitality industries. Mr. Griffin has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources.

Eugene I. Davis
Mr. Davis, age 56, was appointed to our Board on July 16, 2010. Mr. Davis is Chairman and Chief Executive Officer of Pirinate Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming Pirinate in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high technology, medical technologies, metals, energy, financial services, consumer products and services, import export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a member of the Board of Directors of Ambassadors International, Inc., Knology, Inc., DEX One Corp., Atlas Air Worldwide Holdings, Inc., Rural/Metro Corp, Spectrum Brands, Inc. and TerreStar Corporation. Within the last five years, Mr. Davis has served as a Director of American Commercial Lines, Inc., Delta Airlines, Inc., Haights Cross Communications, Inc., SeraCare Life Sciences Inc., Solutia, Inc., Atari, Inc., Exide Technologies, IPCS, Inc., Knology Broadband, Inc., Oglebay Norton Company, Tipperary Corporation, McLeod Communications, Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., Foamex, Inc., Ion Broadcasting, Viskase Companies, Inc. and Media General, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations.

The Board recommends a vote FOR each of the above-named nominees.

Members of the Board of Directors Continuing in Office

The following Class II Directors are expected to serve until the 2012 Annual Meeting of Stockholders:

Name and present position, if any, with the Company	Age, period served as director, other business experience during the last five years and family relationships, if any
Stephen McCall
Mr. McCall, age 41, was appointed to our Board on July 16, 2010. Mr. McCall has 15 years of private equity investing experience focused on growth capital and buyout investments. He founded and is currently a Managing Member of Blackpoint Equity Partners LLC, a private equity investment firm. Prior to founding Blackpoint, he was a General Partner at Seaport Capital, a private equity investment firm, where he was employed from 1997 through 2007. Previously, Mr. McCall worked at Patricof & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department. Mr. McCall has been a director of Otelco Inc. (including its predecessor Rural LEC Acquisition LLC) since January 1999 and served as Chairman of the Board of Rural LEC Acquisition LLC until the closing of its initial public offering on December 21, 2004. Mr. McCall was previously a director of Ambassadors International, Inc. Mr. McCall is also a director of several private companies. He graduated from Stanford University with an A.B. in economics. Mr. McCall possesses particular knowledge and experience in private equity investing, portfolio management, analyzing potential acquisitions, raising equity, debt financing and setting strategy.

Robert Symington
Mr. Symington, age 47, was appointed to our Board on July 16, 2010. Mr. Symington is a Senior Portfolio Manager with Avenue Capital Group ("Avenue"), a global alternative investment manager affiliated with Avenue Capital. Prior to joining Avenue in 2005, Mr. Symington was Managing Director and Chief Investment Officer at Resurgence Asset Management, L.L.C. for over ten years. Mr. Symington holds a B.A. in English Literature from Dickinson College and an M.B.A. in Finance and Accounting from Cornell University. Mr. Symington has a wide range of knowledge and understanding of business issues, including matters relating to business growth and development, as a result of his prior management positions.

The following Class III Directors are expected to serve until the 2013 Annual Meeting of Stockholders:

Name and present position, if any, with the Company	Age, period served as director, other business experience during the last five years and family relationships, if any
Marc Lasry, Chairman of the Board
Mr. Lasry, age 52, was appointed to our Board on July 16, 2010. Mr. Lasry is the Chairman, Chief Executive Officer and a Co-Founder of Avenue and Avenue Capital. He is also a co-founder of Amroc Investments LLC. Prior to founding Avenue in 1995, Mr. Lasry was Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company. Mr. Lasry also served as Director of the Private Debt Department at Smith Vasilou Management Company. Mr. Lasry holds a B.A. in History from Clark University and a J.D. from New York Law School. Mr. Lasry's expertise in financial structuring and investments is expected to help the Board in its efforts to improve the Company’s capital structure and profitability for the benefit of our stockholders.

David Licht
Mr. Licht, age 37, was appointed to our Board on July 16, 2010. Mr. Licht is a Senior Vice President of the Avenue Capital U.S. Funds. Prior to joining Avenue in 2007, Mr. Licht was a Senior Portfolio Manager at ABP Investments US, Inc. Prior to joining ABP in 2001, Mr. Licht was an Associate at Donaldson, Lufkin & Jenrette Securities Corporation in its Leveraged Finance Division. Mr. Licht also previously worked for Arthur Andersen LLP. Mr. Licht is a certified public accountant and holds a B.B.A. from the University of Michigan Business School. Mr. Licht’s knowledge of hospitality and gaming businesses and his experience in managing distressed and undervalued securities contribute to the Board’s ability to oversee the Company’s business.

Jeffrey Gilbert
Mr. Gilbert, age 64, was appointed to our Board on July 16, 2010. Mr. Gilbert is President and principal stockholder of Preferred Gaming & Entertainment, Inc., a licensed distributor and lessor of gaming devices and casino equipment. From 2003 to 2008, at the request of the Nevada Gaming Commission, Mr. Gilbert served as court-appointed Supervisor and Receiver for Fitzgeralds Gaming Corporation, during which time he operated the company for the benefit of parties who acquired ownership as part of a bankruptcy restructuring. From 1990 to 1995, Mr. Gilbert served as Vice President, Chief Operating Officer and a member of the Office of the President of Jackpot Enterprises, Inc., a New York Stock Exchange listed gaming company that operated slot routes and gaming casinos in Nevada, South Dakota and Mississippi. From 1997 through 2003, Mr. Gilbert was an officer and member of the Board of Directors of Universal Distributing of Nevada, Inc. and its subsidiaries in New South Wales, Australia and South Africa. Prior to 1997, Mr. Gilbert served as Vice President and General Manager of Bally Gaming, Inc. Mr. Gilbert has served as a member of the Board of Directors of Aruze Corp. a Japanese publicly traded company (now known as Universal Entertainment Corporation) that manufacturers gaming devices, and that is a principal stockholder in Wynn Resorts Ltd., and from 1997 through 2009 as a member and Vice-Chairman of the Board of Directors of Avi Resort Casino, a Native American gaming facility located in Laughlin, Nevada. Mr. Gilbert’s extensive experience in Nevada and multiple foreign jurisdictions brings unique expertise and insight into state regulatory and public policy issues that directly impact the Company’s operations. In addition, his experience and knowledge of the gaming industry provides valuable guidance to the Board and management. Mr. Gilbert is a member of the Nevada Supreme Court’s Commission on Judicial Selection.

All members of the Board, including the two nominees, are United States citizens and have the necessary licenses or qualifications required by New Jersey gaming regulatory authorities.

INFORMATION CONCERNING
THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Leadership and Role in Risk Oversight

The Board believes that an effective board leadership structure depends on the experience, skills, and personal interaction between persons in leadership roles and the needs of the Company at any point in time. The positions of Chairman of the Board and Chief Executive Officer are held by two different people based on the recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and for day-to-day leadership and performance of the Company. Our Chairman of the Board provides direction and input to the Chief Executive Officer and presides over meetings of the full Board.

The Board fulfills a significant role in the oversight of risk in the Company, through both the actions of the Board as a whole and those of its committees. The Board is responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. The Board believes that this division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s Board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing our Company. The Board meets at least every quarter to review the operations of the Company, its financial results and items of strategic importance or significant risk.

Director Independence

Pursuant to our Corporate Governance Guidelines, our Board is required to affirmatively determine that a majority of our directors have no relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities. A copy of our Corporate Governance Guidelines is available free of charge on our website, www.trumpcasinos.com. The Board has determined that a majority of our directors qualify as “independent” under this standard. Moreover, the Board has determined, after considering all relevant facts and circumstances, that three of its members, Messrs. Davis, Gilbert and McCall, are “independent” as defined by the rules and regulations promulgated by the SEC and the national securities exchanges.

Meetings and Committees

Subsequent to taking office in July 2010, the current Board met fifteen times during 2010. The former board of directors, whose members left office on July 16, 2010, met once during 2010.

Our Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance, Regulatory and Nominating Committee (the “Corporate Governance Committee”). From time to time, the Board may also form special committees for particular purposes. The following is a brief description of the duties and responsibilities of each of the three standing committees and the names of the members of our Board serving on each such committee.

Audit Committee

The Audit Committee is responsible for recommending Board of Director action related to: (i) the discharge of the Board’s responsibilities with respect to overseeing the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, risk assessment and risk management policies and procedures, and performance of the internal and external audit functions, and (ii) hiring, monitoring the performance of and, if necessary, replacing the independent auditors. In carrying out these responsibilities, the Audit Committee reviews with the Board, management and the independent auditors the terms of engagement of the independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors. The Audit Committee makes recommendations to the Board with respect to the approval of any significant non-audit relationship with the independent auditors and assesses the independent auditors’ qualifications and independence. The Audit Committee (a) reviews with the independent auditors and management the Company’s policies and procedures with respect to internal auditing, accounting and financial controls, (b) reviews audit results, reports and recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls, and (c) reviews the results of studies of the Company’s system of internal accounting controls. The Audit Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board. The Audit Committee has the power and right to hire and rely on independent counsel and other advisors. The Audit Committee has the authority to communicate directly with the Company’s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate. The Audit Committee Charter is available on our website (www.trumpcasinos.com).

The members of the current Audit Committee are Mr. Davis (Chairman), Mr. Gilbert and Mr. McCall. Our Board has determined that Mr. Davis is qualified as an “audit committee financial expert” within the meaning of the regulations of the SEC.

Subsequent to taking office on July 16, 2010, the current Audit Committee met with management and the Company’s independent auditors six times during 2010. The former Audit Committee, whose members left office on July 16, 2010, met with management and the Company’s independent auditors twice during 2010.

Compensation Committee

The Compensation Committee is responsible for recommending Board action with respect to: (i) benefit plans of the Company, (ii) evaluation and retention of senior executives of the Company, and (iii) compensation of executives and directors of the Company. The Compensation Committee recommends the Chief Executive Officer’s compensation to the Board, and shall review the compensation and benefits of other officers of the Company. The Compensation Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board. The Compensation Committee has the power and right to hire and rely on independent counsel and other advisors. The Compensation Committee Charter is available on our website (www.trumpcasinos.com).

The members of the current Compensation Committee are Mr. McCall (Chairman), Mr. Davis and Mr. Gilbert. Subsequent to taking office on July 16, 2010, the current Compensation Committee met four times during 2010. The former Compensation Committee, whose members left office on July 16, 2010, did not meet during 2010.

Corporate Governance, Regulatory and Nominating Committee

The Corporate Governance Committee is responsible for: (i) recommending Board action with respect to Board composition, (ii) recommending Board action with respect to corporate governance matters and (iii) reviewing and approving all filings by the Company with the SEC and any other federal or state regulatory body with which the Company is regularly required to file information involving matters not under the jurisdiction of the audit committee, and supervising the preparation by the Company’s general counsel of summary materials concerning all such reports as may be required to permit all members of the Board to make informed decisions concerning approval or ratification of any such reports. In carrying out these responsibilities, the Corporate Governance Committee develops procedures and criteria for selecting qualified directors, identifying qualified candidates, and recommending to the Board a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Company. The Corporate Governance Committee also develops, recommends to the Board and periodically reviews a set of corporate governance guidelines, and provides oversight and guidance for the annual evaluation of the Board as a whole. The Corporate Governance Committee performs any other duties or functions otherwise deemed appropriate or necessary by the Board or required by applicable rules or regulations, and has the power and right to hire and rely on independent counsel and other advisors. The Corporate Governance Committee Charter is available on our website (www.trumpcasinos.com).

The members of the current Corporate Governance Committee are Mr. Gilbert (Chairman), Mr. Davis and Mr. McCall. Subsequent to taking office on July 16, 2010, the current Corporate Governance Committee met twice during 2010. The former Corporate Governance Committee, whose members left office on July 16, 2010, did not meet during 2010.

The information contained in this proxy statement with respect to the Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter, and the independence of non-management members of the Board shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall the information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference in a filing.

Attendance

During 2010, all current directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they served. Under our Corporate Governance Guidelines, each director is expected to devote the time and effort necessary to fulfill their responsibilities as a director, including by attending meetings of the stockholders, the Board and committees on which he is a member.

Code of Business Conduct

We have a Code of Business Conduct, which is applicable to all our directors, officers and certain management and supervisory employees. The Code of Business Conduct is available free of charge on our website (www.trumpcasinos.com) or by writing to our Corporate Secretary.

Code of Ethics

We have a Code of Ethics for our directors and principal executive officers, including, among others, our Chief Executive Officer, Chief Financial Officer and the members of our Board. The Code of Ethics is available free of charge on our website (www.trumpcasinos.com) or by writing to our Corporate Secretary.

If we make any substantive amendments to the Code of Ethics or grant any waivers therefrom, we are required to disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC within four business days.

Director Recommendations and Nominations

Director candidates may come to the attention of the Board and/or the Corporate Governance Committee from any number of sources, including current directors, executive officers or other persons. The Corporate Governance Committee does not have a specific policy under which it considers the diversity of candidates for directorship when making nominations. The Corporate Governance Committee periodically reviews its list of candidates available to fill vacancies and researches and evaluates, among other things, the talent, skills, financial and business experience and expertise of the candidate, his or her independence from the Company, and his or her general background. In addition, the Corporate Governance Committee assesses whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board. The Board and/or the Corporate Governance Committee generally seek to find director candidates that have skills, education, experience and other attributes that will complement and/or broaden the strengths of existing directors.

The Corporate Governance Committee will consider a candidate recommended by a stockholder and, in doing so, will apply these same methods and criteria to any such recommendation. It should be noted, however, that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Corporate Governance Committee. A stockholder who desires to nominate a candidate for election may do so only in accordance with Section 3 of Article III of the Company’s By-Laws, a copy of which may be obtained from the Secretary of the Company or from the Company’s filings with the SEC.

Communication with the Board of Directors and the Audit Committee

Stockholders and other parties interested in communicating directly with our non-management directors as a group may do so by writing in care of our Corporate Secretary. If a stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the members of the standing committees of the Board, he or she should so indicate in the letter to the Corporate Secretary. If no specific direction is indicated, our Corporate Secretary will review the letter and forward it to the appropriate Board member. Any report regarding questionable accounting practices, internal accounting controls or auditing matters will be forwarded by our Corporate Secretary to the Chairman of the Audit Committee.

Meetings of Non-Management Directors

The non-management members of the Board meet regularly in executive session outside the presence of any member of our management, usually in conjunction with regularly scheduled meetings of the Board. No formal Board action may be taken at any executive session.

Compensation of Directors

Members of our Board who are also employees of our Company and its affiliates receive no directors’ fees. Our current non-employee directors, all of whom joined our Board on July 16, 2010, receive a quarterly retainer of $25,000 and reasonable and accountable out-of-pocket expenses incurred in connection with attending Board and committee meetings. In addition, the Chairman of each of the Audit Committee, the Corporate Governance Committee and the Compensation Committee receives an additional $5,000 per quarter.

The following table sets forth the director fees earned or paid during 2010 to those directors of the Company who served on our Board subsequent to July 16, 2010:

2010 Director Fees (Reorganized Company)

Name	Fees Earned or Paid in Cash (1)	Total
Robert F. Griffin (2)	$—	$—
Mark Juliano (3)	—	—
Eugene I. Davis (4)	90,000	90,000
Jeffrey Gilbert (5)	90,000	90,000
Marc Lasry	75,000	75,000
David Licht	75,000	75,000
Stephen McCall (6)	90,000	90,000
Robert Symington	75,000	75,000
____________________________________________________

(1)
Fees earned or paid in cash represent the quarterly retainer of $25,000 to directors plus committee chairmen fees paid to independent directors, both of which are paid in advance. Fees paid to Messrs. Lasry, Licht and Symington are paid to Avenue Capital on their behalf.

(2)	Mr. Griffin has served as a member of the Board and as Chief Executive Officer and President from and after November 15, 2010.

(3)
Mr. Juliano served as a member of the Board and as Chief Executive Officer and President until November 15, 2010. His employment with the Company was terminated on November 15, 2010, at which time he resigned from the Board.

(4)	Mr. Davis serves on and is the Chairman of the Audit Committee. Mr. Davis also serves on the Compensation Committee and the Corporate Governance Committee.

(5)	Mr. Gilbert serves on and is the Chairman of the Corporate Governance Committee. Mr. Gilbert also serves on the Audit Committee and the Compensation Committee.

(6)	Mr. McCall serves on and is the Chairman of the Compensation Committee. Mr. McCall also serves on the Audit Committee and the Corporate Governance Committee.

If the 2011 Equity Incentive Plan is approved by stockholders at the Annual Meeting, three independent directors, Messrs. Davis, Gilbert and McCall, will receive awards of 5,000 restricted stock units upon effectiveness of the 2011 Equity Incentive Plan.

During 2010, five non-employee directors of our Company and its affiliates who served during the period from January 1, 2010 through July 15, 2010 each received a retainer of $37,500 and reasonable and accountable out-of-pocket expenses incurred in connection with attending Board and committee meetings, as shown in the following table.

2010 Non-Employee Director Fees (Predecessor Company)

Name	Fees Earned or Paid in Cash	Total
Edward H. D’Alelio	$37,500	$37,500
James J. Florio	37,500	37,500
Harry C. Hagerty	37,500	37,500
Michael A. Kramer	37,500	37,500
Don M. Thomas	37,500	37,500

In connection with our emergence from Chapter 11 bankruptcy protection, effective as of July 16, 2010, Mr. D’Alelio, Mr. Florio, Mr. Hagerty, Mr. Kramer and Mr. Thomas were deemed to have resigned from their positions as directors of the Company. Prior to July 16, 2010, Mr. D’Alelio had been a member of the Compensation Committee, Mr. Florio had been a member of the Corporate Governance and Nominating Committee, Mr. Hagerty had been a member of the Audit Committee and the Compensation Committee, Mr. Kramer had been a member of the Audit Committee, and Mr. Thomas had been a member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any person who beneficially owns more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based upon a review of the copies of the forms furnished to us and written representations from our Reporting Persons, we believe that during the year ended December 31, 2010, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of TER common stock as of the close of business on September 13, 2011 by (i) each currently employed executive officer named in the Summary Compensation Table under “Executive Compensation,” (ii) each director, (iii)  each person deemed to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and (iv) all of our currently employed executive officers and directors as a group. In the case of persons other than our executive officers and directors, such information is based solely upon a review of the latest Schedules 13D or 13G, as may be amended, or Section 16 reports which have been filed by such persons with the SEC, and in certain other cases, the records of our transfer agent. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares listed as owned by such person. Unless otherwise noted, the address for each reporting person below is c/o Trump Entertainment Resorts, Inc., 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401.

Name of Beneficial Owner	Common Stock			Preferred Stock
	Number of Shares		Percent of Class (1)	Number of Shares	Percent of Class
Robert F. Griffin (Chief Executive Officer and Director)	—	(2)	—	—	—
David R. Hughes (Chief Financial Officer)	—	(2)	—	—	—
Eugene I. Davis (Director)	—		—	—	—
Jeffrey Gilbert (Director)	—		—	—	—
Marc Lasry (3) (Director)	2,329,633		21.7%	—	—
David Licht (11) (Director)	—		—	—	—
Stephen McCall (Director)	—		—	—	—
Robert Symington (12) (Director)	—		—	—	—
Avenue NJ Entertainment, LLC	2,329,633	(3)	21.7%	—	—
Contrarian Capital Management, L.L.C.	1,449,783	(4)	13.5%	—	—
Donald J. Trump	1,071,428	(5)	9.5%	—	—
GoldenTree Asset Management, LP	800,475	(6)	7.5%	—	—
Interstate 15 Holdings, L.P.	1,019,851	(7)	9.5%	—	—
Kings Road Holdings XIV Ltd.	2,525,432	(8)	23.6%	—	—
Manulife Asset Management (U.S.) LLC	591,096	(9)	5.5%	—	—
Northeast Investors Trust	910,628	(10)	8.5%	—	—
All Executive Officers and Directors as a Group (8 persons)	2,329,633	(13)	21.7%	—	—
____________________________________________________

(1)
Based on 10,714,286 shares of common stock, issued and outstanding as of the close of business on September 13, 2011. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person. Shares shown in the table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Does not include shares issuable more than 60 days after the date of this proxy statement pursuant to 31,250 vested restricted stock units held by Mr. Griffin and 22,322 vested restricted stock units held by Mr. Hughes. Each such vested restricted stock unit represents an unfunded and unsecured promise of the Company to deliver on November 16, 2012, subject to the terms of the respective award agreement, at the Company’s option, either one share of common stock or cash equal to the then-current fair market value of one share of common stock of the Company.

(3)
Based in part upon a Schedule 13D filed with the SEC on July 27, 2010, Avenue NJ Entertainment, LLC (“Avenue NJ”), address of principal executive office 399 Park Avenue, 6th Floor, New York, NY 10022, has two classes of membership interests, Class A Voting Interests (the “Class A Interests”) and Class B Non-Voting Interests (the “Class B Interests”). The Class A Interests are held by Avenue NJ Entertainment Holdings, LLC (“Avenue NJ Holdings”). The Class B Interests are held by Avenue Investments, L.P., Avenue International Master, L.P., Avenue CDP Global

Opportunities Fund, L.P., Avenue Special Situations Fund IV, L.P. and Avenue Special Situations Fund V, L.P. (collectively, the “Avenue Funds”). Avenue Capital serves as the investment advisor to the Avenue Funds. Mr. Lasry, one of our directors, serves as a principal control person (directly or indirectly) of Avenue Capital. Avenue NJ Holdings has one class of membership interests, all of which are held by Mr. Lasry and Sonia Gardner, another executive of Avenue Capital.

(4)
Based upon a Schedule 13G/A filed with the SEC on July 26, 2010, Contrarian Capital Management, L.L.C., address of principal executive office listed as 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830, beneficially owns 1,449,783 shares, or 13.53%, of our common stock, with sole power to vote or to direct the vote of 473,958 shares, solely in its capacity as investment adviser to certain funds, including Contrarian Capital Fund I, L.P. which owns 975,825 shares, or 9.11%, of our common stock, with sole power to vote or to direct the vote of zero shares.

(5)
Based upon a Schedule 13D/A filed with the SEC on July 22, 2010 by Donald J. Trump (“Mr. Trump”). Address of principal executive office listed as 725 Fifth Avenue, New York, NY 10022. The number of shares beneficially owned consists of (i) 535,714 shares of our common stock held directly by Mr. Trump and (ii) 535,714 shares of our common stock issuable upon exercise of the warrant issued to Mr. Trump.

(6)	Based in part upon a Schedule 13G filed with the SEC on February 14, 2011. Address of principal executive office listed as 300 Park Avenue, 21st Floor, New York, NY 10022.

(7)
Based upon a Schedule 13G filed with the SEC on February 14, 2011. Address of principal executive office listed as c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(8)
Based upon a Schedule 13D filed with the SEC on June 24, 2011, 2,525,432 shares of our common stock are directly held by Kings Road Holdings XIV Ltd. (“KRH”). Address of principal executive office listed as c/o Polygon Global Partners LLP, 4 Sloane Terrace, London SW1X 9DQ, United Kingdom. Polygon Management L.P. (the “Investment Manager”), Polygon Global Partners LLP (f/k/a Polygon Equities Partners LLP) (the “UK Investment Manager”), Polygon Global Partners LP (the “US Investment Manager”), Polygon Recovery Fund GP (the “General Partner”), Polygon Management Ltd. (“Polygon Management”) and Polygon Recovery Fund LP have voting and dispository control over securities owned by KRH. Messrs. Reade E. Griffith and Patrick G. G. Dear control the Investment Manager, the UK Investment Manager, the US Investment Manager, the General Partner and Polygon Management.

(9)	Based in part upon a Schedule 13G filed with the SEC on February 11, 2011. Address of principal executive office listed as 101 Huntington Avenue, 7th Floor, Boston, MA 02199.

(10)	Based upon a Schedule 13G filed with the SEC on February 14, 2011. Address of principal executive office listed as 100 High Street, Suite 100, Boston, MA 02110.

(11)	Mr. Licht is a Senior Vice President of the Avenue Capital U.S. Funds.

(12)	Mr. Symington is a Senior Portfolio Manager with Avenue and Avenue Capital.

(13)
Represents the shares of common stock held by Avenue NJ as described in (3) above. Does not include shares issuable more than 60 days after the date of this proxy statement pursuant to the vested restricted stock units held by Messrs. Griffin and Hughes as described in (2) above.

EXECUTIVE OFFICERS

All of our executive officers serve at the pleasure of our Board. As of October 1, 2011, our executive officers, their ages, the positions held by them and the periods during which they have served in such positions were as follows:

Name	Age	Positions	Office Held Since
Robert F. Griffin	52	Chief Executive Officer	November 2010
David R. Hughes	48	Chief Financial Officer and Corporate Secretary	November 2010
____________________

See “Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2014” for a biography of Mr. Griffin.

Mr. Hughes has been our Chief Financial Officer since November 2010. From May 2008 to November 2010, Mr. Hughes served as Corporate Executive Vice President and Chief Financial Officer of MTR. From 2003 to 2008, Mr. Hughes served in various positions at MTR, including as Corporate Executive Vice President Strategic Operations and Chief Operating Officer of MTR’s flagship property in West Virginia. Mr. Hughes served as Chief Financial Officer of Penn National Gaming’s Charles Town Races & Slots property in Charles Town, West Virginia prior to joining MTR. Mr. Hughes also previously held operational and financial positions with major gaming companies throughout the United States, including Atlantic City, New Jersey, having served as Senior Vice President and Chief Financial Officer of Resorts Hotel and Casino and in positions at the Company’s Trump Plaza Hotel and Casino (“Trump Plaza”) from 1988 to 1995. Mr. Hughes is currently a member of the Board of Directors of the Greater Atlantic City Chamber and The Richard Stockton College of New Jersey Foundation.

INFORMATION REGARDING EXECUTIVE COMPENSATION

Overview of Compensation Program

On July 16, 2010, we emerged from Chapter 11 bankruptcy protection and a new Board took office. In September 2010, the Board selected a new chief executive officer, Robert F. Griffin, an experienced gaming executive, who joined us in November 2010. Since September 2010, we have also hired a new chief financial officer and various other members of senior management. Therefore, the following description of our executive compensation program provides an overview of the material elements of our executive compensation program for both the period from January 1, 2010 through July 15, 2010 (the “Predecessor Company”) and the period from July 16, 2010 through December 31, 2010 (the “Reorganized Company”).
The Compensation Committee of the Board has the responsibility for establishing, implementing and measuring the policies and practices for our compensation program, determining the appropriate compensation of executive officers, including the Named Executive Officers (“NEOs”) detailed in the accompanying tables. It is the objective of the Company to reward key executives for the attainment of financial and strategic objectives which are aligned directly with the success of the Company and focus upon the best interests of our stockholders. The Compensation Committee ensures that the total compensation paid to executive officers is competitive, reasonable and performance based. A critical component to the Company’s long term success is the comprehensive development, recruitment and retention of a talented and experienced senior management team to fully leverage our strategic, operational and human capital plans. With the guidance and oversight of the Compensation Committee, we have deployed a strategic and results-driven compensation program to drive enhanced performance and attain the Company’s stated business and financial objectives. We provide competitive total compensation packages commensurate with corporate and strategic objectives.
The Compensation Committee provides the required oversight of our compensation policies and practices, including, but not limited to, those related to incentive compensation, executive retention, severance and retirement programs and any other executive benefit plans or programs. The Compensation Committee of our Predecessor Company obtained recommendations and information from, among others, the Company’s Chief Executive Officer (“CEO”) and other executive officers, and, from time to time, external consultants, regarding compensation and benefit matters, but made all final decisions regarding the compensation of executive officers. The Compensation Committee of our Reorganized Company also made all final decisions regarding the compensation of our executive officers. The Compensation Committee reports its decisions to the Board.
The duties and responsibilities of the Compensation Committee include, but are not limited to:

a.	Establishing and reviewing the Company’s overall management compensation philosophy and policy.

b.
Reviewing and approving the annual and long-term corporate goals and objectives relevant to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation, as well as any other terms of the CEO’s employment (including but not limited to perquisites, retention programs, severance arrangements and retirement benefits). In determining any long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

c.
Reviewing on a periodic basis and approving the compensation and other material terms of employment of other senior officers of the Company, the annual and long-term corporate goals and objectives relevant to such compensation and any terms and modifications thereto, including with respect to any incentive-compensation and equity-based plans, retention, severance and retirement programs, perquisites and any other employee benefit plans or programs.

d.
Reviewing and recommending for Board approval Company policies and actions regarding incentive and equity-based programs for employees of or consultants to the Company; and administering and monitoring compliance with such rules, policies and guidelines for the issuance of awards pursuant to such programs, as well as authorizing awards thereunder.

e.
Reviewing and recommending for Board approval policies regarding any changes in employee retirement plans or programs, and other employee benefit plans and programs; and monitoring compliance with such programs.

f.	Reviewing and recommending director compensation for Board approval.

g.	Annually evaluating the performance of the Compensation Committee, including its effectiveness and compliance with its charter.

h.	Reviewing and assessing the adequacy of the Compensation Committee Charter on an annual basis, and recommending appropriate changes.
2010 Executive Compensation Components

As provided in the Summary Compensation Table that follows this discussion, 2010 compensation for our NEOs consisted primarily of the following components:

•	Base salary

•	Annual Incentive Plan (Predecessor Company)

•	Equity compensation (Reorganized Company)

•	Bonus compensation (Reorganized Company)
Base Salary (Predecessor Company)
Prior to July 2010, we provided our NEOs and other executives with competitive base salaries to compensate them for professional services performed during the fiscal year. Base salaries for our NEOs were determined for each executive by utilizing competitive market and internal compensation data. The objective for base salary compensation was established between the 50th and 75th percentile of comparable executive positions within the gaming industry. Internal equity for similarly situated executives is also a considered factor. Annual merit increases and base salary adjustments were approved by the Compensation Committee based upon recommendations by the CEO and the Executive Vice President of Human Resources and were derived from the same annual salary adjustment policy for all employees within the Company.
Annual Incentive Plan (Predecessor Company)
The 2010 Annual Incentive Plan (the “AIP”) was a cash plan directly linked to the financial performance of the Company while the Company was in Chapter 11 bankruptcy proceedings prior to July 16, 2010. Each NEO had a target incentive cash award opportunity for 2010 as established by the Compensation Committee. The target incentive cash award typically ranged from 40%-131% of the NEO’s base salary amount, with the most senior NEO at the higher end of the range. The financial achievement objectives of the AIP were based upon the achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) goals. Target bonus was compensated at a mid-range level and was based upon the successful achievement of prescribed EBITDA. A maximum bonus level was established for superior performance. Linear measurement points were established for EBITDA attainment between graduated financial performance benchmarks to align specific financial performance levels to the corresponding bonus level. No AIP bonuses were awarded to any NEOs in conjunction with 2010 plan performance as the AIP was terminated effective as of the Company’s emergence from bankruptcy protection on July 16, 2010.

Severance Benefits (Predecessor Company)
Our employment agreements with each of our former NEOs contained certain provisions for severance payments and other benefits upon a termination of employment in specified circumstances, including upon a change of control of the Company. A change of control of the Company was triggered upon our emergence from Chapter 11 bankruptcy proceedings on July 16, 2010.
Employment Agreements (Reorganized Company)
Our Reorganized Company entered into employment agreements with Messrs. Griffin and Hughes, our newly appointed chief executive officer and chief financial officer (the “Employment Agreements”). Under the Employment Agreements, each executive is entitled to an annual base salary ($807,500 for Mr. Griffin and $525,000 for Mr. Hughes), payable in accordance with the Company’s regular payroll practices. The base salary will be reviewed at least annually and may be increased in the discretion of the Compensation Committee. To the extent the Compensation Committee determines to so increase the base salary, and provided performance of each of Mr. Griffin and/or Mr. Hughes is satisfactory, it is expected that any such annual salary increases will equal or exceed the rate of increase in the consumer price index. In addition, for each calendar year, beginning with the year ending December 31, 2011, each of Messrs. Griffin and Hughes will be eligible to receive an annual cash performance bonus, based upon performance of the Company and each of Messrs. Griffin and Hughes during the applicable calendar year (the “Annual Bonus”). The Annual Bonus will be payable following the end of the calendar year at the time the Company generally pays performance bonuses to other senior employees. Fifty percent of each of Messrs. Griffin’s and Hughes’s Annual Bonus will be based on achievement by the Company and/or such NEO during the applicable calendar year of specific performance criteria, which will be established on an annual basis by the Compensation Committee in consultation with each of Messrs. Griffin and Hughes. The remaining 50% of the Annual Bonus will be determined by the

Compensation Committee in its sole discretion based upon the Compensation Committee’s evaluation of the overall performance of each of Messrs. Griffin and Hughes and/or the Company during the applicable calendar year. The maximum Annual Bonus each of Messrs. Griffin and Hughes may receive for any year will be 100% of each of their base salaries for such year. However, each of Messrs. Griffin and Hughes will be guaranteed a minimum Annual Bonus for 2011 (payable in 2012 at the time the Company generally pays performance bonuses to other senior employees) equal to 35% of each of their base salaries. To be eligible to receive an Annual Bonus, each of Messrs. Griffin and Hughes must remain actively employed through the date such Annual Bonus is paid (except as stated below in the case of termination without Cause or for Good Reason (each as defined in the Employment Agreement attached as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed on October 1, 2010 with respect to Mr. Griffin and October 19, 2010 with respect to Mr. Hughes)).
In accordance with the terms of the Employment Agreements, at the time each of Messrs. Griffin’s and Hughes’s employment commenced on November 16, 2010 (the “Commencement Date”), each of Messrs. Griffin and Hughes received an initial equity and equity-based award consisting of restricted stock of the Company (the “Performance Restricted Stock Award”) and restricted stock units (the “Service RSU Award”). The Performance Restricted Stock Award and the Service RSU Award for Messrs. Griffin and Hughes together represent approximately 3% of the outstanding common stock of the Company. Each restricted stock unit included in the Service RSU Award represents an unfunded and unsecured promise of the Company to deliver, subject to the terms of the Employment Agreement and the award agreement, on the second anniversary of the Commencement Date, at the Company’s option, either one share of common stock of the Company or cash equal to the then-current fair market value of one share of common stock of the Company. Fifty percent of the Service RSU Award for each of Messrs. Griffin and Hughes vested immediately on the Commencement Date and the remaining 50% will vest on the first anniversary of the Commencement Date (provided that, except as otherwise described below in the case of termination without Cause or for Good Reason (each as defined in the Employment Agreement), as a condition of such vesting on the first anniversary, each of Messrs. Griffin and Hughes must remain continuously employed by the Company from the Commencement Date through the vesting date). The Performance Restricted Stock Award will vest in four installments on the March 15th following each of the calendar years 2011, 2012, 2013 and 2014 (each such calendar year, a “Performance Period”) (provided that, except as otherwise described below in the case of termination without Cause or for Good Reason, as a condition of vesting of any particular installment of the Performance Restricted Stock Award, each of Messrs. Griffin and Hughes must remain continuously employed by the Company from the Commencement Date through the end of the relevant Performance Period and the performance objectives for the Performance Period at the minimum 50% target level must have been achieved). Any unvested portion of the Service RSU Award and the Performance Restricted Stock Award will become fully vested upon a change in control of the Company or as otherwise determined by the Board. Both Messrs. Griffin and Hughes will be considered for additional equity or equity-based awards in the future by the Board or the Compensation Committee, in their sole discretion.
During the term of their employment, the Company will pay the reasonable premiums for a term life insurance policy on each of Messrs. Griffin and Hughes, with each of Messrs. Griffin and Hughes having the right to name the beneficiary(ies) of such policies. Such term life insurance policies will be for an amount that is at least two times each of Messrs. Griffin’s and Hughes’s initial base salary. Each of Messrs. Griffin and Hughes will be eligible to participate in all employee benefit plans and programs of the Company, including health and retirement plans, that may be in effect from time to time for senior executives generally.
The Employment Agreements provide for certain relocation benefits to Messrs. Griffin and Hughes in connection with their move to Atlantic City.
The Employment Agreements do not provide for a fixed term of employment and accordingly each of Messrs. Griffin’s and Hughes’s employment may be terminated by the Company or by each of Messrs. Griffin and Hughes at any time, subject to 30 days prior notice (except in the case of termination for Cause (as defined in the Employment Agreement)). The Employment Agreements provide for certain severance benefits in the event of a termination of the executives’ employment by the Company other than for Cause (other than in the case of their death or disability), or by the executive for Good Reason (each as defined in the Employment Agreement). In the event of such termination, and subject to a release of claims against the Company by each of Messrs. Griffin and Hughes, each of Messrs. Griffin and Hughes will be entitled to receive (i) any earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination and payment for any accrued unused vacation or other paid time off (subject to the Company’s policy regarding payment for accrued vacation); (ii) a lump sum cash payment of any Annual Bonus determined or earned (and not determined), but unpaid, for any calendar year ended prior to the date of termination, payable at the time the Company generally pays performance bonuses to senior executives of the Company; (iii) unless a Change in Control (as defined in the Employment Agreement) has occurred, continuation of base salary payments for a 12-month period (the “Severance Period”), without mitigation for subsequent employment with another employer (provided such employment is not in violation of the non-competition provisions or other restrictive covenants in the Employment Agreement), in accordance with the Company’s payroll practices, beginning 60 days following each of the executives’ date of termination; (iv) for a 12 month period following the executive’s date of termination, at the election of the

Company, either (x) reimbursement for premiums paid by the executive for COBRA medical benefit continuation coverage for the executive (and, if applicable, his spouse and eligible dependents) under the Company’s health insurance plan, net of the portion of such premiums that the Company’s senior executives are paying, or (y) health insurance benefits for the executive (and, if applicable, his spouse and eligible dependents) under an individual health insurance policy to be purchased by the executive with benefits comparable to the health benefits provided to the Company’s senior executives generally and with Company reimbursement of premiums so that the executive’s net cost for premiums, if any, is not more than the cost of premiums that the Company’s senior executives are paying, provided that the executive continues to pay that portion of the insurance premiums that are his responsibility; (v) accelerated vesting of any outstanding and unvested portion of the Service RSU Award; (vi) any other equity or equity-based awards that are not vested as of the date of termination but would become vested within six months from the date of termination will continue to vest during such six-month period (and all other equity awards that are not vested on the date of termination will automatically terminate and be forfeited); and (vii) if notice of such termination by the Company without Cause or by each of Messrs. Griffin and Hughes for Good Reason is given after June 30 of any calendar year, provided that the Performance Objectives for the year of termination are achieved, a pro rata portion of the 50% component of the Annual Bonus for the year of termination that is based on achievement of such Performance Objectives, payable at the time the Company generally pays performance bonuses to senior executives of the Company for such calendar year.
In the event of a termination of each of Messrs. Griffin’s and Hughes’s employment by the Company other than for Cause (other than in the case of his death or disability), or by each of Messrs. Griffin and Hughes for Good Reason, which occurs within 12 months following the occurrence of a Change in Control (as defined in the Employment Agreements), subject to a release of claims against the Company by each of Messrs. Griffin and Hughes, each of Messrs. Griffin and Hughes will receive the same benefits and amounts described in the preceding paragraph, except that, in lieu of the base salary continuation payments described in clause (iii) of the preceding paragraph, each of Messrs. Griffin and Hughes will be entitled to a lump sum cash severance payment in an amount equal to two times their annual base salary, payable 60 days following their date of termination.
During the term of their employment and for a period of 12 months following the date of termination, each of Messrs. Griffin and Hughes will be subject to restrictions on competition with the Company. In addition, during the term of their employment and for a period of 12 months following the date of termination, each of Messrs. Griffin and Hughes will be subject to restrictions on the solicitation of the Company’s clients, customers or vendors for and on behalf of a competitive business, and of the Company’s employees. For all periods during and after the termination of their employment, each of Messrs. Griffin and Hughes will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets.
On March 30, 2011, the Employment Agreements for Messrs. Griffin and Hughes were amended to provide that, in the event a “Change of Control” (as defined in the Employment Agreements) were to occur, each of Messrs. Griffin and Hughes would be entitled (in addition to any amounts that may be payable to them in the event the employment of Mr. Griffin or Mr. Hughes is terminated by the Company without Cause, or Mr. Griffin or Mr. Hughes resigns with Good Reason, upon or after such Change in Control) to receive from the Company a lump sum payment on the business day on which such Change in Control occurs equal to three (3) times his annual base salary (as in effect immediately prior to the Change in Control).
Perquisites
Perquisites for our NEOs included a medical expense reimbursement plan, disability and life insurance, reimbursement of travel costs and reimbursement of certain automobile expenses. As an owner and operator of full-service hotels and casinos, we were able to provide certain perquisites to our NEOs at little or no additional cost to the Company. Our NEOs received certain perquisites and other personal benefits, including complimentary food and lodging (however, no NEO individually received perquisites or other personal benefits with an aggregate value, based on the Company’s incremental cost, of $10,000 or more). For additional information on perquisites and other benefits, please see the Summary Compensation Table below.

Retirement Savings Plan
The Company does not have a pension or deferred compensation program. Rather, through our Retirement Savings Plan, which is a tax qualified 401(k) retirement savings plan (the “401(k) Plan”), we allow the opportunity for executives to provide for their own retirement. All full time employees not represented by a collective bargaining agreement are eligible to participate in the 401(k) Plan. All eligible employees, are permitted to contribute up to 30% of their annual salary or the limit prescribed by the Internal Revenue Service on a before tax basis. The Company did not make 401(k) matching contributions during 2010 due to the current economic and competitive business environment. Previous Company matching contributions vest for all eligible employees according to this schedule:

0 – 2 years	—%
2 – 3 years	25%
3 – 4 years	50%
4 – 5 years	75%
5+ years	100%

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or accrued by all individuals who served as our Chief Executive Officer and Chief Financial Officer in fiscal years 2010 and 2009 and our other most highly compensated NEOs in fiscal years 2010 and 2009. Compensation earned during one year and paid in a subsequent year is recorded under the year earned. Both of Messrs. Griffin and Hughes joined the Company on November 16, 2010. Mr. Juliano, Mr. Burke, Mr. Sachais, Mr. Rivin, Mr. Pilli, Ms. Krause and Mr. Rigot left the Company on November 15, 2010, September 17, 2010, March 18, 2011, January 28, 2011, January 2, 2011, September 13, 2010 and October 8, 2010, respectively. Accordingly, Messrs. Griffin, Hughes and McFadden are the only NEOs during 2010 who continue to be our employees as of October 1, 2011.

Name	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compen- sation (2)	All Other Compen- sation (3)	Total
Robert F. Griffin	2010	$93,173	$150,000	$—	$116,663	$359,836
Chief Executive Officer and Board Member (Reorganized Company)
David R. Hughes	2010	$60,577	$107,146	$—	$159	$167,882
Corporate Executive Vice President, Chief Financial Officer and Treasurer (Reorganized Company)
Daniel M. McFadden	2010	$195,000	$—	$—	$11,656	$206,656
Interim Chief Financial Officer (from September 2010 through November 2010)
Mark Juliano (4)	2010	$970,682	$—	$—	$1,694,236	$2,664,918
Former Chief Executive Officer and Former Board Member	2009	$807,500	$—	$—	$62,069	$869,569
John P. Burke (5)	2010	$214,846	$—	$—	$612,573	$827,419
Former Chief Financial Officer and Former Corporate Treasurer	2009	$285,000	$—	$—	$28,018	$313,018
Mark Sachais (6)	2010	$409,697	$—	$—	$16,451	$426,148
Former General Manager, Trump Marina	2009	$380,000	$—	$38,000	$14,825	$432,825
Alan Rivin (7)	2010	$292,278	$—	$—	$21,583	$313,861
Former Vice President Hotel Operations, Trump Taj Mahal
Franco Pilli (8)	2010	$295,192	$—	$125,000	$12,574	$432,766
Former Senior Vice President National Marketing, Trump Taj Mahal
Rosalind A. Krause (9)	2010	$366,317	$—	$—	$953,389	$1,319,706
Former General Manager, Trump Taj Mahal	2009	$453,535	$—	$—	$25,655	$479,190
James A. Rigot (10)	2010	$409,926	$—	$—	$911,928	$1,321,854
Former General Manager, Trump Plaza	2009	$453,535	$—	$—	$34,339	$487,874

(1)
2010 amounts represent the estimated grant date fair value of restricted stock and restricted stock units granted to Mr. Griffin and Mr. Hughes upon commencement of their employment. The restriction on the restricted stock expires in four equal increments on March 15, 2012, 2013, 2014 and 2015. Fifty percent of the restricted stock units vested immediately on November 16, 2010 and the remaining fifty percent will vest on November 16, 2011.

(2)	Amounts represent incentive bonuses earned during the year.

(3)	The table below shows the components of the amounts included in All Other Compensation for each NEO during 2010:

Name	Change in Control Severance and Benefits Continuation	Medical Expense Reimbursement Plan	Disability and Life Insurance	Relocation	Automobile Reimbursement Expenses	Total
Robert F. Griffin	$—	$—	$173	$116,490	$—	$116,663
David R. Hughes	—	—	159	—	—	159
Daniel M. McFadden	—	8,632	3,024	—	—	11,656
Mark Juliano	1,639,400	8,632	41,673	—	4,531	1,694,236
John P. Burke	588,990	8,632	14,951	—	—	612,573
Mark Sachais	—	9,132	7,319	—	—	16,451
Alan Rivin	—	8,632	12,951	—	—	21,583
Franco Pilli	—	8,632	3,942	—	—	12,574
Rosalind A. Krause	931,470	8,632	9,687	—	3,600	953,389
James A. Rigot	882,706	8,632	18,889	—	1,701	911,928
In addition, as an owner and operator of full-service hotels and casinos, we are able to provide certain perquisites to our NEOs, such as food and lodging, at little or no additional cost to the Company.
(4) Mr. Juliano served as our Chief Executive Officer from August 2007 through November 15, 2010.
(5) Mr. Burke served as our Chief Financial Officer from November 2008 through September 17, 2010.
(6) Mr. Sachais served as General Manager of Trump Marina through March 18, 2011.
(7) Mr. Rivin served as Vice President of Hotel Operations of Trump Taj Mahal through January 28, 2011.
(8) Mr. Pilli served as Senior Vice President of National Marketing through January 2, 2011.
(9) Ms. Krause served as General Manager of Trump Taj Mahal through September 13, 2010.
(10) Mr. Rigot served as General Manager of Trump Plaza through October 8, 2010.

Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount of compensation paid to each NEO that may be deducted by the Company to $1,000,000 in any year. There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Based on the regulations issued by the Internal Revenue Service, we have taken the necessary actions to ensure the deductibility of payments under our annual cash bonuses, equity-based compensation awards and long-term incentive compensation awards.

Outstanding Equity Awards At Year End (1)

The following table shows outstanding unvested equity awards to the NEOs of our Company at December 31, 2010.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert F. Griffin	156,250	$125,000
Chief Executive Officer

David R. Hughes	111,610	$89,288
Chief Financial Officer
_______________________________________________________

(1)
Grants of restricted stock and restricted stock units awarded to Messrs. Griffin and Hughes on November 16, 2010, are pursuant to the terms of awards approved by the Compensation Committee. The restriction on the restricted stock expires in four equal increments on March 15, 2012, 2013, 2014 and 2015. Fifty percent of the restricted stock units vested immediately on November 16, 2010 and the remaining fifty percent will vest on November 16, 2011. Such restrictions will expire immediately upon a change of control of the Company.

Currently, Messrs. Griffin and Hughes are our only executive officers who hold equity awards. Certain of our former executive officers had previously received equity awards prior to our filing for bankruptcy protection in February 2009. However, all such prior equity awards were extinguished on July 16, 2010 upon our emergence from Chapter 11.

Potential Payments Upon Termination Or Change In Control

We have employment and severance agreements with each of Messrs. Griffin, Hughes and McFadden that require us to make payments and provide various benefits to the executives in the event of a NEO’s termination, including following a change of control. For the summary of the termination and change of control provisions of the Employment Agreements of Messrs. Griffin and Hughes, see “Employment Agreements (Reorganized Company)” above.
The estimated value of the payments and benefits due to the NEOs pursuant to their agreements under various termination events are detailed below. Certain capitalized terms used below in this Section are as defined in the respective employment and severance agreements.
Robert F. Griffin. The following is a summary of the payments that would have been due to Mr. Griffin upon termination, including following a Change of Control, assuming such termination was effective December 31, 2010:

As of December 31, 2010	Death or Disability	Voluntary Termination and Retirement	For Cause/Without Good Reason By NEO	Not for Cause by Company/Good Reason By NEO	Termination Following a Change of Control
Robert F. Griffin
Chief Executive Officer
Cash Severance—Base Salary	$—	$—	$—	$807,500	$1,615,000
Restricted Stock Awards (a)	—	—	—	50,000	150,000
Accrued Vacation Pay (b)	62,115	62,115	62,115	62,115	62,115
Benefits Continuation	24,400	24,400	—	24,400	24,400
____________________________________________________

(a)
Upon termination following a Change of Control, all outstanding restricted stock awards become fully vested. Upon termination not for cause by the Company/good reason by NEO, all outstanding restricted stock units become fully vested and any other equity or equity-based awards that are not vested as of the termination date but would become vested within six months of the termination date shall continue to vest during such six-month period and all other equity awards that are not vested on the termination date shall automatically be terminated and forfeited.

(b)	Amounts represent earned and unpaid vacation at December 31, 2010.

On March 30, 2011, the Employment Agreement for Mr. Griffin was amended to provide that, in the event a “Change of Control” (as defined in the Employment Agreement) were to occur, Mr. Griffin would be entitled (in addition to any amounts that may be payable to him in the event the employment of Mr. Griffin is terminated by the Company without Cause, or Mr. Griffin resigns with Good Reason, upon or after such Change in Control) to receive from the Company a lump sum payment on the business day on which such Change in Control occurs equal to three (3) times his annual base salary (as in effect immediately prior to the Change in Control).

Other NEOs. The following is a summary of the payments that would have been due to Mr. Hughes and Mr. McFadden upon termination, assuming such termination was effective December 31, 2010:

As of December 31, 2010	Death or Disability	Voluntary Termination and Retirement	For Cause/Without Good Reason By NEO	Not for Cause by Company/Good Reason By NEO	Termination Following a Change of Control
David R. Hughes
Chief Financial Officer
Cash Severance—Base Salary	$—	$—	$—	$525,000	$1,050,000
Restricted Stock Units (a)	—	—	—	35,715	107,145
Accrued Vacation Pay (b)	40,384	40,384	40,384	40,384	40,384
Benefits Continuation	18,990	18,990	—	18,990	18,990
Daniel M. McFadden
Interim Chief Financial Officer
Cash Severance—Base Salary	—	—	—	195,000	195,000
Accrued Vacation Pay (b)	18,750	18,750	18,750	18,750	18,750
Benefits Continuation	24,400	24,400	—	24,400	24,400
________________________________

(a)
Upon termination following a Change of Control, all outstanding restricted stock awards become fully vested. Upon termination not for cause by the Company/good reason by NEO, all outstanding restricted stock units become fully vested and any other equity or equity-based awards that are not vested as of the termination date but would become vested within six months of the termination date shall continue to vest during such six-month period and all other equity awards that are not vested on the termination date shall automatically be terminated and forfeited.

(b)	Amounts represent earned and unpaid vacation at December 31, 2010.

The amounts listed in the table above are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.
On March 30, 2011, the Employment Agreement for Mr. Hughes was amended to provide that, in the event a “Change of Control” (as defined in the Employment Agreement) were to occur, Mr. Hughes would be entitled (in addition to any amounts that may be payable to him in the event the employment of Mr. Hughes is terminated by the Company without Cause, or Mr. Mr. Hughes resigns with Good Reason, upon or after such Change in Control) to receive from the Company a lump sum payment on the business day on which such Change in Control occurs equal to three (3) times his annual base salary (as in effect immediately prior to the Change in Control).

During January 2011, the Company entered into a mutual agreement with Franco Pilli, former Senior Vice President of National Marketing of Trump Taj Mahal, upon termination of his employment, whereby Mr. Pilli received a lump sum payment of $175,000 representing six months of his annual base salary, plus earned and unpaid vacation upon his resignation. In addition, during January 2011, Mr. Rivin’s employment terminated, and Mr. Rivin received a lump sum payment equal to one year of his base salary, plus earned and unpaid vacation.

During March 2011, the employment agreement with Mark Sachais, former General Manager of Trump Marina, was terminated in connection with the Company’s sale of Trump Marina. Mr. Sachais is entitled to severance in an amount equal to two times his base salary pursuant to the terms of his employment agreement in accordance with the provisions thereof that apply following a Change of Control, plus earned and unpaid vacation.

Certain Relationships and Related Transactions

The Company and its subsidiaries have adopted policies and procedures to ensure that related party transactions are reviewed for potential conflicts of interest and that related party transactions are disclosed in SEC reports as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company (or any of our subsidiaries) is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company. Every related party transaction is reviewed by the Company’s Chief Financial Officer and is disclosed to and reviewed by the Board and is documented in the Company’s minutes. In addition to the Board’s general duties of care and loyalty, the General Corporation Law of the State of Delaware requires the Board to review and approve loans that the Company makes to employees and officers to ensure that such loans will benefit the Company. Related party transactions consummated since the beginning of our 2009 fiscal year are discussed below.
Agreements with Donald Trump and Ivanka Trump
Services Agreement. On July 16, 2010, upon our emergence from Chapter 11 bankruptcy protection, we entered into an amended and restated services agreement (the “Services Agreement”) with Mr. Trump and Ivanka Trump (collectively, the “Trump Parties”), which amends, restates and supersedes the previous services agreement we had entered into with Mr. Trump during 2005. The Services Agreement will remain in effect until either the Trademark License Agreement (as defined below) is terminated or upon termination pursuant to the terms of the Services Agreement. No payments were made to the Trump Parties during 2010 under the Services Agreement nor were any payments made to Mr. Trump under the previous services agreement during 2009 or 2010.
Trademark License Agreement. On July 16, 2010, we entered into a Second Amended and Restated Trademark License Agreement with the Trump Parties (the “Trademark License Agreement”), which amends, restates and supersedes the previous trademark license agreement we had entered into with Mr. Trump during 2005. Pursuant to the Trademark License Agreement, the Trump Parties granted us a royalty-free license to use certain trademarks, service marks, names, domain names and related intellectual property associated with the name “Trump” and the Trump Parties in connection with our casino and gaming activities relating to our three then-existing casino properties in Atlantic City, New Jersey, subject to certain terms and conditions. The Trademark License Agreement will remain in effect until terminated pursuant to the terms of the Trademark License Agreement. No payments were made to the Trump Parties during 2010 under the Trademark License Agreement nor were any payments made to Mr. Trump under the previous trademark license agreement during 2009 or 2010.
Use of Trump’s Facilities and Other Transactions. In the normal course of business, we engage in various transactions with other entities owned by the Trump Parties. We engaged in the following transactions: $47,000 and $79,000 for leasing certain office space in Trump Tower in Manhattan during 2010 and 2009, respectively; $3,000 and $77,000 for the periodic use of Mr. Trump’s airplane and golf-courses to entertain high-end customers during 2010 and 2009, respectively; and $33,000 in helicopter lease payments during 2010. Additionally, in the ordinary course of business during 2010 and 2009, we purchased from third party vendors $405,000 and $500,000, respectively, of Trump labeled merchandise, including $271,000 and $277,000, respectively, for Trump Ice bottled water served to our customers. While we do not directly pay royalties on such merchandise to Mr. Trump, he may be entitled to royalties from these third party vendors.
On-Line Gaming Joint Venture
In the event that on-line gaming were to become legalized in the United States or the State of New Jersey, the Company intends to seek to pursue opportunities in on-line gaming as part of a joint venture with the Trump Parties and Avenue Capital, and possibly one or more other qualified parties. The members of our Board of Directors not affiliated with Avenue Capital have determined that such a joint venture represented the most advantageous way for the Company to participate in opportunities in on-line gaming at minimal cost to the Company. As legislation relating to on-line gaming has not been adopted by Congress or the New Jersey legislature, no such joint venture has been established to date. However, the Company, the Trump Parties and Avenue Capital have executed a term sheet which calls for the future formation of such a joint venture, in which the Company is expected to hold approximately a 10% equity interest (before dilution), subject to applicable law, and restricts the parties from pursuing on-line gaming opportunities outside this joint venture through May 2012.

Other Relationships
Mrs. Loretta I. Pickus was employed by TER Holdings as a Vice President of Legal Affairs pursuant to an employment agreement, dated as of January 1, 2007. Mrs. Pickus is the wife of Robert M. Pickus, our former Chief Administrative Officer and General Counsel. Until her termination during September 2010, Mrs. Pickus was paid an annual base salary of $191,000 and received insurance coverage and certain other employee benefits that are also provided to similarly situated executives of the TER Holdings. In connection with her termination, the Company entered into an agreement with Mrs. Pickus which commenced on October 1, 2010 whereby Mrs. Pickus provides various consulting services to the Company. The Company paid $19,453 to Mrs. Pickus during 2010 under the terms of the consulting agreement.
From time to time, certain relatives of our officers may hold part-time or seasonal positions at one or more of our properties.

PROPOSAL 2

APPROVAL OF 2011 EQUITY INCENTIVE PLAN

Upon recommendation of the Compensation Committee, our Board has unanimously approved the 2011 Equity Incentive Plan, a long-term incentive plan which will become effective at the time of the Annual Meeting if approved by our stockholders. Our employees, officers, outside directors and consultants may receive awards under the 2011 Equity Incentive Plan. The Board believes that approval of the 2011 Equity Incentive Plan is in the best interests of the Company and its stockholders. The goal of the 2011 Equity Incentive Plan is to align compensation with performance. No awards under the 2011 Equity Incentive Plan have been granted or will be granted unless and until the 2011 Equity Incentive Plan is approved by the Company’s stockholders at the Annual Meeting.

General Description of the 2011 Equity Incentive Plan

The principal features of the 2011 Equity Incentive Plan are summarized below. This summary is qualified in its entirety by the full text of the 2011 Equity Incentive Plan, which is included as an Appendix to this proxy statement. Capitalized terms used in this proposal and not otherwise defined herein are as defined in the 2011 Equity Incentive Plan.

The purpose of the 2011 Equity Incentive Plan is to provide our officers, directors, employees, prospective employees, consultants and prospective consultants and those of our subsidiaries and affiliates with the incentive to enhance the long-term performance of our Company, its subsidiaries and affiliates by acquiring a proprietary interest in the Company.

The 2011 Equity Incentive Plan will provide flexibility to the Board to grant discretionary equity awards from time to time, in several different forms, to employees, directors and certain other individuals performing services for the Company, its subsidiaries and affiliates. In addition, as discussed below, on the effective date of the 2011 Equity Incentive Plan, each non-employee director of the Company (other than those non-employee directors who are officers or employees of Avenue Capital) will receive an automatic grant of 5,000 restricted stock units under the 2011 Equity Incentive Plan.

Administration

The 2011 Equity Incentive Plan will be administered by the Board or, if the Board determines, a committee consisting of two or more directors of the Company. If at any time the Company is required to register its securities under Section 12 of the Exchange Act, each member of the Committee will be an “outside director” as defined in Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. For purposes of the 2011 Equity Incentive Plan, the term “Committee” is used to refer to the Board until such time a Committee is appointed.

The Committee will have full authority to administer and interpret the 2011 Equity Incentive Plan, including determining the persons who will receive awards, the number of shares to be covered by each award and the terms and conditions of such awards.

Shares Available for Issuance

Subject to certain adjustments described below, the maximum number of shares of the Company’s common stock that will be available for issuance under the 2011 Equity Incentive Plan will be 500,000 shares.

If shares that would be issued or transferred pursuant to any awards are not issued or transferred or cease to be issuable or transferable for any reason, or if shares subject to any award are forfeited, cancelled or otherwise terminate, the number of shares subject to such award will become available for issuance under the 2011 Equity Incentive Plan.

In addition, the number of shares of stock for which awards may be made under the 2011 Equity Incentive Plan will be adjusted proportionately by the Committee, if the Committee determines, for increases or decreases in the number of issued shares resulting from various corporate actions. Such adjustment shall, to the extent applicable, be in accordance with Sections 409A and 424 of the Code so as not to cause a modification or deemed new grant of the award.

The 2011 Equity Incentive Plan contains limits on the number of shares available for issuance with respect to certain specified types of awards. No more than 50,000 stock options or stock appreciation rights may be granted to any one grantee in any single year.

Amendment and Termination

The Board is authorized to suspend, discontinue, terminate, revise or amend the 2011 Equity Incentive Plan or, to the extent provided in an award agreement, any award agreement in any respect; provided, however, that no such amendment, suspension or termination may adversely affect any affected grantee of an outstanding award without such grantee’s consent. In addition, if stockholder approval of the amendment is required by law or regulation, or to the extent determined by the Board, such action shall be subject to stockholder approval.

Effective Date and Term

The 2011 Equity Incentive Plan will be effective on the date on which it is approved by the Company’s stockholders and will automatically terminate ten years after its effective date, unless it is earlier terminated by the Board.

Awards

The types of awards which the Committee has authority to grant are stock options, stock appreciation rights, restricted stock, restricted stock units, and other similar stock-based awards. In addition, on the effective date of the 2011 Equity Incentive Plan, each non-employee director of the Company (other than those non-employee directors who are officers or employees of Avenue Capital) will receive an automatic grant of 5,000 restricted stock units. It is anticipated that each year the Board will consider additional discretionary grants to the Company’s eligible non-employee directors. The restricted stock unit awards granted to non-employee directors upon approval of the 2011 Equity Incentive Plan will be fully vested on the grant date but the shares underlying these awards will not be delivered until the recipient no longer serves on the Board.

All awards under the 2011 Equity Incentive Plan will be evidenced and subject to a written agreement (“Award Agreement”) between the grantee and the Company.

Stock Options. The 2011 Equity Incentive Plan provides for the grant of stock options to purchase shares of the Company’s common stock. The 2011 Equity Incentive Plan provides for both the grant of “incentive stock options” pursuant to Section 422 of the Code, or “nonstatutory stock options,” which are stock options that do not so qualify. The per share exercise price for each stock option may not be less than 100% of the fair market value of our common stock on the date the stock option is granted or, in the case of an incentive stock option granted to a grantee who owns more than 10% of the total combined voting power of all classes of shares of the Company, 110% of the fair market value.

A stock option becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine at the time of grant, not inconsistent with the terms of the 2011 Equity Incentive Plan, and shall be subject to such restrictions (which may include restrictions on the right to transfer or encumber the stock options) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objectives, or a combination of the above) as the Committee may impose. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

Unless the Committee, in its discretion, otherwise determines, if a grantee’s service or employment with the Company, its subsidiaries or affiliates, as applicable, ceases for any reason other than for cause (as defined in either the grantee’s employment agreement, if the grantee has one, or the Award Agreement) or due to the grantee’s death or disability, the grantee may at any time prior to the earlier of the expiration of the term of the stock options or 3 months following the cessation of the grantee’s service or employment exercise any unexercised stock option (but only to the extent exercisable immediately prior to the cessation of the grantee’s employment or service). If the grantee’s service or employment with the Company ceases on account of the grantee’s death or disability, the grantee or the representative of the grantee’s estate or heirs, may at any time prior to the earlier of the expiration of the term of the stock option or one year following the grantee’s death or disability exercise any unexercised stock option (but only to the extent exercisable immediately prior to the grantee’s death or disability). If a grantee’s service or employment ceases on account of cause, the grantee will no longer have the right to exercise the stock options immediately upon such cessation of service or employment.

The option price for each stock option is payable in full in cash or by cashier’s check payable to the order of the Company at the time of exercise; however, in lieu of cash or cashier’s check the holder of an option may, if permitted by the Committee in its sole discretion, pay the option price in whole or in part by delivering to us, or by us withholding from the award, shares of our common stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, or such other method that the Committee, in its sole discretion, permits from time to time.

Unless and except to the extent otherwise determined by the Committee, no stock option granted under the 2011 Equity Incentive Plan is transferable other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. Stock appreciation rights entitle the grantee to receive payment in shares of our common stock (and/or, if determined by the Committee at the time of grant and set forth in an Award Agreement, cash) equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is granted over the exercise price of the stock appreciate right. The exercise price for each stock appreciation right will not be less than the fair market value of a share of common stock on the date of grant.

Unless the Committee determines otherwise, post-termination of employment and service provisions applicable to stock options also apply to stock appreciation rights.

A stock appreciation right becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine at the time of grant, not inconsistent with the terms of the 2011 Equity Incentive Plan, and shall be subject to such restrictions (which may include restrictions on the right to transfer or encumber the stock appreciation rights) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objective, or a combination of the above) as the Committee may impose.

Restricted Stock. Awards of restricted stock will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objectives, or a combination of the above) as the Committee may impose. Unless otherwise determined by the Committee, restricted stock is forfeited upon termination of employment or service prior to vesting, except for termination for cause, in which case any awards of restricted stock, even if vested, that are not yet distributed will be forfeited.

Following the grant of a restricted stock award and prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon the restricted stock, the stock certificates shall be held by us in escrow. The grantee, however, shall have the right to vote the shares and shall have all the other rights and privileges of a beneficial and record owner, including the right to receive dividends, distributions and adjustments (unless otherwise provided by the Committee in an Award Agreement), however, any such distributions will be retained by us until any restrictions and conditions have been satisfied, expired or lapsed.

Restricted Stock Units. Restricted stock units awarded by the Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the restricted stock units or shares acquired pursuant to the restricted stock units) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objectives, or a combination of the above) as the Committee may impose.

As with restricted stock awards, unless otherwise determined by the Committee, restricted stock units are forfeited upon termination of employment or service prior to vesting, except for termination for cause, in which case any awards of restricted stock units, even if vested, that are not yet distributed will be forfeited.

Dividend Equivalent Rights. Dividend equivalent rights may be granted in connection with any other award under the 2011 Equity Incentive Plan. The dividend equivalent rights will be subject to such restrictions (which may include restrictions on the right to transfer) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objectives, or a combination of the above) as the Committee may impose.

Other Stock-Based Awards. The Committee is authorized to grant other types of stock-based awards, in such amounts and subject to such terms and conditions, as the Committee, in its discretion, determines and that are not otherwise inconsistent with the terms of the 2011 Equity Incentive Plan. The other stock-based awards will be subject to such restrictions (which may include restrictions on the right to transfer) and risks of forfeiture (which may, in the discretion of the Committee, include termination of employment or service or achievement of pre-established performance objectives, or a combination of the above) as the Committee may impose.

Additional Rights on Change in Control. The 2011 Equity Incentive Plan provides for certain additional rights upon the occurrence of a “change in control,” as defined in the 2011 Equity Incentive Plan. For purposes of the 2011 Equity Incentive Plan, “change in control” is defined as “(i) the acquisition, by any person, entity or group, within the meaning of Regulation Section 1.409A-3(i)(5)(v)(B), (excluding, for this purpose, any acquisition by one or more of the Excluded Entities (defined below)) of ownership of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; (ii) during any period of twelve (12) consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or (iii) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change in Control. Notwithstanding the foregoing, an event shall not constitute a Change in Control unless it would be a change in control within the meaning of Section 409A and provided the occurrence of the event is objectively determinable and does not require the exercise of judgment or discretion.”

For purposes of the foregoing, “excluded entities” means (i) the Company, its subsidiaries and affiliates or any employee benefit plan of the foregoing, (ii) Avenue Capital (together with its affiliates) or (iii) each of the individual and entities holding (alone or together with their affiliates) over 10% of the common stock of the Company on the effective date.

Unless otherwise determined by the Committee and specified in an Award Agreement, upon the occurrence of a change in control which occurs while a grantee is still employed by, or in the service with, us, all of the grantee’s unvested awards will immediately become vested.

The provisions of the 2011 Equity Incentive Plan providing for the acceleration of the exercise date of stock options and stock appreciation rights and the lapse of restrictions applicable to restricted stock, restricted stock units, and other stock-based awards in certain circumstances following the occurrence of a change in control, may be considered as having an anti-takeover effect.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of awards under present law.

Incentive stock options. A grantee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in the grantee’s taxable income for alternative minimum tax purposes.

If a grantee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the grantee), upon disposition of the shares any amount realized in excess of the grantee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a “disqualifying disposition,” the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the grantee’s tax basis in the shares) will be treated as compensation received by the grantee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year.

Neither we nor any of our subsidiaries will be entitled to a deduction with respect to shares received by a grantee upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” If an amount is treated as compensation received by a grantee because of a disqualifying disposition, we or one of our subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonstatutory stock options. A grantee will not recognize any taxable income for federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the grantee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of our common stock, no income, gain or loss will be recognized by the grantee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the grantee on the date of exercise of the stock option. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the grantee.

Stock appreciation rights. A grantee will not recognize any taxable income for federal income tax purposes upon receipt of stock appreciation rights. The value of any common stock or cash received in payment of stock appreciation rights will be treated as compensation received by the grantee in the year in which the grantee receives the common stock or cash. We generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, a grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee.

Restricted stock units. A grantee who receives restricted stock units will not recognize any taxable income for federal income tax purposes upon receipt of the award. Any cash or shares of common stock received pursuant to the award will be treated as compensation income received by the grantee generally in the year in which the grantee receives such cash or shares of common stock. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee.

Other Tax Matters

Sections 280G and 162(m) of the Code. Under certain circumstances, the accelerated vesting of options or the accelerated lapse of restrictions on other awards in connection with a “change in control” of the Company might cause the award to be an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee, may be subject to a 20% excise tax of such excess payment and the Company will be denied a tax deduction with respect to such excess payment.

Section 162(m) of the Code and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation paid to its chief executive officer and its four other most highly compensated executive officers to the extent compensation paid to any of such individuals exceeds $1,000,000 in any year. Section 162(m) generally does not disallow a deduction for payments of “qualified performance-based compensation” the material terms of which have been approved by stockholders. Although the Company’s common stock is registered under Section 12 of the Exchange Act, the common stock is not required to be so registered by the provisions of the Exchange Act. Accordingly, we believe that we are not currently subject to any limitations under Section 162(m).

Section 409A of the Code. Section 409A of the Code imposes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2011 Equity Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. While the Company intends to administer and operate the 2011 Equity Incentive Plan and establish terms with respect to awards subject to Section 409A of the Code in a manner that will avoid the imposition of additional taxation under Section 409A of the Code upon a participant, there can be no assurance that additional taxation under Section 409A of the Code will be avoided in all cases.

Action by Stockholders

Approval of the 2011 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” approval of the 2011 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall the information be incorporated by reference into any future filings under the Securities Act or Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

The functions of the Audit Committee are focused on the following areas:

•	the reliability and integrity of our accounting and financial reporting practices;

•	the quality and integrity of our financial statements and reports;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and of our independent registered public accounting firm;

•	our compliance with laws, regulations and internal policies; and

•	the soundness of our internal controls.

The Audit Committee fulfills its responsibilities through periodic meetings with our independent auditors, internal auditors and management.

The directors who serve on the Audit Committee (Messrs. Davis, Gilbert and McCall) all meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act. Our Board made an affirmative determination as to the independence of each member of the Audit Committee, including a determination that no member of the Audit Committee has a relationship with the Company that may interfere with his or her independence from our Company and its management. No member of the Audit Committee has participated in the preparation of our financial statements, and each member is able to read and understand fundamental financial statements. In addition, as disclosed above, our Board has determined that Eugene I. Davis, Chairman of our Audit Committee, is an “audit committee financial expert,” as defined in the applicable rules and regulations of the Exchange Act.

Subsequent to taking office in July 2010, the current Audit Committee met six times during 2010. The prior Audit Committee met twice during 2010.

The Board has adopted a written charter setting out the authority and responsibilities of the Audit Committee. The Audit Committee Charter is available on our website (www.trumpcasinos.com) and provides greater detail regarding the activities of the Audit Committee.

Management has primary responsibility for our consolidated financial statements and the overall reporting process, including our system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee.

For 2010, the Audit Committee engaged Ernst & Young LLP, as our independent registered public accounting firm. The Audit Committee reviewed our audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly represent our financial condition, results of operations and cash flows.

The Audit Committee monitors matters related to the independence of Ernst & Young LLP. The Audit Committee received a letter from Ernst & Young LLP containing a description of all relationships between the auditors and our Company. Ernst & Young LLP has also confirmed in a letter to us that in their judgment, they are independent of our Company within the requirements of Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee

Eugene Davis, Chairman
Jeffrey Gilbert
Stephen McCall

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011. Ernst & Young LLP has served as our independent auditors since 2003. Representatives of Ernst & Young LLP are not expected to be present at the meeting.

The following table shows the fees paid or accrued by us for audit and other services provided by our independent auditors, Ernst & Young LLP, during 2009 and 2010:

	Year Ended December 31,
	2009	2010
Audit Fees (1)	$1,368,000	$1,071,000
Audit-Related Fees (2)	54,000	26,000
Tax Fees (3)	1,484,000	658,000
All Other Fees	—	—
	$2,906,000	$1,755,000
__________________________________________

(1)
Consists of professional services rendered in connection with the audit of our financial statements and quarterly reviews for the most recent fiscal year and the issuance of consents for filings with the SEC.

(2)
Includes services rendered in connection with the audit of our employee benefit plan and in 2009, certain agreed upon procedures performed relating to the construction of the Chairman Tower at Trump Taj Mahal.

(3)	Includes $1,156,000 and $301,000 of tax consulting services for the years ended December 31, 2009 and 2010, respectively.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE
NON-AUDIT SERVICES BY INDEPENDENT AUDITORS

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service and has pre-approved all such services. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2010.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals that stockholders wish to include in our proxy statement and form of proxy for consideration at our 2012 Annual Meeting of Stockholders must be received by us at 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401, Attention: David Hughes, Corporate Secretary, no later than June 1, 2012.

Any stockholder interested in making a proposal is referred to Article II, Section 10 of our Bylaws, which are filed with the SEC as well as Section 14a-8 promulgated under Regulation 14A of the Exchange Act.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies from the stockholders will be borne by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of common stock held of record by such persons, in which case we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

2010 ANNUAL REPORT

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 31, 2010, accompanies this Proxy Statement.

Upon request, we will provide any stockholder, without any charge, a copy of any of our filings with the SEC. Requests should be directed to our Corporate Secretary.

By Order of the Board of Directors,

David R. Hughes
Chief Financial Officer and Corporate Secretary

APPENDIX A
TRUMP ENTERTAINMENT RESORTS, INC.
2011 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the Trump Entertainment Resorts, Inc. 2011 Equity Incentive Plan (the “Plan”) is to provide an incentive for officers, directors, employees, prospective employees, consultants and prospective consultants to Trump Entertainment Resorts, Inc., a Delaware corporation (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in, or enter into, the service of the Company and/or its subsidiaries and affiliates.

2.Definitions. When used in this Plan, unless the context otherwise requires:
(a)“Award” shall mean an award under the Plan as described in Section 6 hereof.
(b)“Award Agreement” shall mean a written agreement entered into between the Company and the Grantee in connection with an Award, which shall contain such terms and conditions with respect to an Award as determined by the Committee, consistent with the Plan.
(c)“Board” shall mean the Board of Directors of the Company, as constituted at any time.
(d)“Cause” shall mean, with respect to any Grantee, the following: (i) if the Grantee has an employment agreement in effect with the Company and/or any of its subsidiaries which contains a definition of “Cause”, then the term “Cause” for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the Grantee does not have an employment agreement in effect with the Company and/or any of its subsidiaries which contains a definition of “Cause”, then “Cause” for purposes of the Plan shall have the meaning determined by the Committee in its sole discretion and specified in the Award Agreement.
(e)“Change in Control” shall mean (i) the acquisition, by any person, entity or group, within the meaning of Regulation Section 1.409A-3(i)(5)(v)(B), (excluding, for this purpose, any acquisition by one or more of the Excluded Entities (defined below)) of ownership of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) during any period of twelve (12) consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or (iii) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change in Control. Notwithstanding the foregoing, an event shall not constitute a Change in Control unless it would be a change in control within the meaning of Section 409A and provided the occurrence of the event is objectively determinable and does not require the exercise of judgment or discretion.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(g)“Committee” shall mean the Committee hereinafter described in Section 3.
(h)“Company” shall mean Trump Entertainment Resorts, Inc., a Delaware corporation.
(i)“Disability” shall mean the following: (i) if the Company has a long term-disability plan which contains a definition of “Disability”, then the term “Disability” for purposes of the Plan shall be as defined under such long term disability plan, or (ii) if the Company does not have a long-term disability plan which contains a definition of “Disability”, then “Disability” for purposes of the Plan shall have the meaning determined by the Committee in its sole discretion and specified in the Award Agreement; provided, however, that if the Award is subject to Section 409A, the Grantee shall not be considered to have a disability unless the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company and its subsidiaries.
(j)“Effective Date” shall mean the date of approval of the Plan by the stockholders of the Company.
(k)“Eligible Non-Employee Director” shall mean any person who is a member of the Board but (i) is not an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates at any time during the preceding twelve months and (ii) is not a holder of more than ten

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percent (10%) of the Company's outstanding common stock or an officer or employee of such a holder.
(l)“Eligible Persons” shall mean the persons described in Section 4.
(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)“Excluded Entities” shall mean (i) the Company or its subsidiaries and affiliates or any employee benefit plan of the Company or its subsidiaries or affiliates which acquires beneficial ownership of voting securities of the Company, and (ii) each of the individuals and entities holding (alone or together with their affiliates) more than ten percent (10%) of the outstanding common stock of the Company on the Effective Date.
(o)“Fair Market Value” of a Share as of any given date shall mean, (i) if the Shares of the Company are traded on a national securities exchange on any specified date, the closing price at which one Share is traded on the stock exchange on which Shares are primarily traded or, (ii) if the Shares are not then traded on a stock exchange but on an over-the-counter market, the average of the closing representative bid and asked price of a Share as reported by the principal securities exchange or securities trading market on which the Shares are listed or approved for trading, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, (iii) if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation; provided, however,, such valuation method shall be in accordance with Section 409A, to the extent applicable. The Committee may adopt a different methodology for determining Fair Market Value if necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award.
(p)“Family Member” shall mean the spouse, child, step-child, grandchild, parent, sibling, son-in-law, daughter-in-law or other family member of the Grantee.
(q)“Grantee” shall mean a person who has been granted or awarded an Award.
(r) “Option” shall mean a stock option granted pursuant to the Plan in accordance with Section 8 hereof. Options may either be incentive stock options intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code or nonstatutory stock options. An Option shall only be an incentive stock option if it is so designated in the applicable Award Agreement.
(s)“Plan” shall mean this Trump Entertainment Resorts, Inc. 2011 Equity Incentive Plan, as approved on the Effective Date, as such Plan may be amended, supplemented, amended and restated or otherwise modified from time to time.
(t) “Restricted Stock” shall mean a grant of Shares or of the right to purchase Shares in accordance with Section 9 hereof.
(u)“Restricted Stock Units” shall mean the right to receive Shares or the Fair Market Value of such Shares, as determined by the Committee, granted pursuant to the Plan in accordance with Section 11 hereof.
(v)“Section 409A” shall mean Section 409A of the Code and the regulations and other published guidance thereunder.
(w)“Securities Act” shall mean the Securities Act of 1933, as amended.
(x)“Share” shall mean a share of the common stock of the Company.
(y)“Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the Plan in accordance with Section 10 hereof.

3.Administration.
(a)Committee. The Plan shall be administered by the Board or, if the Board shall so determine, by a committee (the “Committee”) consisting of two or more members of the Board appointed by the Board for that purpose; provided, however, that from and after the date on which the Company is required by the Exchange Act to register any class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by a committee which shall consist of two or more directors of the Company, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. If the Plan is administered by a Committee, (i) the members of the Committee shall be selected by the Board, (ii) any member of the Committee may resign by giving written notice thereof to the Board, and any member of the Committee may be removed at any time, with or without cause, by the Board and (iii) if, for any reason, a member of the Committee shall cease to serve, the resulting vacancy shall be filled by the Board. During any period of time in which the Plan is administered by the Board, (i) all references in the Plan or any Award Agreement to the “Committee” shall be deemed to refer to the Board and (ii) the Compensation Committee of the Board shall recommend eligible grantees and awards to the Board.
(b)Powers of the Committee. The Committee shall have full power and authority to administer and interpret the Plan, Awards granted under the Plan and each Award Agreement, including, without limitation, the power (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreement, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, Awards and any Award Agreements, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, Awards or any Award Agreement, (vi) to amend the Plan, Awards and any Award Agreement to reflect changes in applicable law, (vii) to determine from

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among those persons determined to be eligible for the Plan, the particular persons who will be Grantees, (viii) to grant Awards under the Plan and determine the terms and conditions of such Awards, consistent with the express limitations of the Plan, (ix) to delegate such powers and authority to such persons as it deems appropriate and (x) to waive any conditions under any Awards. The determination of the Committee on all matters relating to the Plan, Award Agreement or any Awards shall be final, binding and conclusive upon all persons.

4.Eligibility for Awards. Awards under the Plan shall be made to such employees, prospective employees, consultants and prospective consultants of the Company and/or its subsidiaries and affiliates, and such Eligible Non-Employee Directors and such members of the board of any subsidiary or affiliate of the Company, as the Committee may select in its sole discretion. In addition, automatic grants of 5,000 Restricted Stock Units shall be made to each Eligible Non-Employee Director on the Effective Date of the Plan as provided in Section 7(a) of the Plan.

5.Shares Subject to the Plan.
(a)Shares Available. Subject to the provisions of subsection (b) below, the number of Shares which may be issued or transferred pursuant to, or which may be referenced by the terms of, Awards shall be no more than 500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. No more than 50,000 Options or Stock Appreciation Rights may be granted to any one Grantee in any single year. Shares are available under the Plan for the automatic grants and discretionary grants to Eligible Non-Employee Directors and discretionary grants to employees, prospective employees, consultants and prospective consultants of the Company and members of the board of any subsidiary or affiliate of the Company. If the Shares that would be issued or transferred pursuant to any Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if an Award terminates, expires or lapses or the Shares subject to an Award are forfeited or cancelled, the number of Shares subject to such Award will no longer be charged against the limitation provided for herein and may again be made subject to Awards. Additionally, any shares tendered or withheld in accordance with Section of the Plan to satisfy the grant or exercise price of any Award or any tax withholding obligation with respect to any Award and, in the case of any Award of Restricted Stock, any such Restricted Stock otherwise surrendered by a Grantee or repurchased by the Company, shall be available for future grants under the Plan. Notwithstanding the preceding, with respect to any Award granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder that is canceled, the number of Shares subject to such Award shall continue to count against the maximum number of Shares which may be the subject of Awards granted to such individual.
(b)Adjustments. The number of Shares covered by each outstanding Award, the number of Shares available for Awards and the price per Share covered by each such outstanding Award may be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, conversion, exchange, reclassification, extraordinary dividend or any other increase or decreases in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration; and provided further, than any such adjustment, shall, to the extent applicable, be in accordance with Sections 409A and 424 of the Code (and the regulations promulgated thereunder) so as not to cause a modification or deemed new grant of the Award. For avoidance of doubt, in no event shall any regularly scheduled distribution or dividend paid pursuant to a distribution or dividend policy established by the Board constitutes an extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this subsection (b), the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

6.Awards Under the Plan.
(a)Types. Awards under the Plan may be made in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and such other similar stock-based Awards, as set forth in Section 13 hereof. Awards may be granted singly, in combination or in tandem.
(b)Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions (e.g., vesting, manner and method of exercise (to the extent applicable)) as the Committee in its discretion, determines may be necessary or desirable, consistent with the terms of the Plan, and need not be identical for each Grantee or for different forms of awards.

7.Awards to Eligible Non-Employee Directors.
(a)On the Effective Date of the Plan, subject to the terms and conditions of the Plan and the Award Agreement, each person who is an Eligible Non-Employee Director on the Effective Date shall automatically be granted 5,000 Restricted Stock Units. Such Award shall be subject to an Award Agreement which shall provide, among other things, that (i) the Award is vested on grant and (ii) Shares underlying the Award shall not be delivered to the Grantee until the Eligible Non-Employee Director is no longer serving on the Board.
(b)In addition, Eligible Non-Employee Directors are eligible for grants of discretionary equity awards, to

3

the extent such grant would not cause such Grantee to no longer be deemed “independent” for purposes of any stock exchange, NASDAQ or Securities and Exchange Commission rule, to the extent applicable to the Company.

8.Options. The Committee shall have the authority to grant to any Eligible Person an Award of Options, in such amounts and subject to such terms and conditions as the Committee may determine in its discretion, not inconsistent with the terms of the Plan. Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.
(a)Types of Options. At the time of grant, the Committee shall designate whether the Option is a nonqualified stock option or a statutory stock option (subject to Sections 421 or 422 of the Code). To the extent that the aggregate Fair market Value (determined as of the time the Option is granted) of the Shares with respect to which an incentive stock options granted under the Plan and any other plans of the Company are first exercisable by an Grantee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Options shall be treated as nonqualified stock options.
(b)Exercise Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the exercise price per share of the Shares to be purchased pursuant to the exercise of an Option shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the Option is granted.
(c)Duration of Options. The duration of any Option granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.
(d)Exercise of Options. An Option, after the grant thereof, shall be exercisable by the Grantee (or such other person entitled to exercise the Option or such portion of the Option) at such rate and times as may be fixed at the time of grant by the Committee.
(i)An Option shall be exercised, in whole or in part, by the delivery of a written exercise notice, in a form reasonably satisfactory to the Committee, duly signed by the Grantee (or such other person entitled to exercise the Option or such portion of the Option) to such effect, together with the Award Agreement and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Committee or an officer of the Company appointed by the Committee for the purpose of receiving the same. The payment of the full purchase price shall be made as follows: (A) in cash; (B) by cashier's check payable to the order of the Company; (C) if the Committee, in its sole discretion, so permits, by delivery to the Company of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, however, that a holder may not use any Shares to pay the purchase price unless the holder has beneficially owned such Shares for at least six months); or (D) by such other methods as the Committee may, in its sole discretion, permit from time to time. In the event that the Option shall be exercised pursuant to Section 14 by any person other than the Grantee, appropriate proof of the right of such person to exercise the Option must be delivered together with the written exercise notice.
(ii)Within a reasonable time after the exercise of an Option and the payment of the full purchase price of the Shares purchased upon the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option.
(iii)Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.
(iv)The Grantee shall have no rights as a stockholder of the Company with respect to the Shares subject to such Option unless and until such Grantee shall have exercised such Option, paid the exercise price and become a holder of record of the purchased shares.
(e)Risk of Forfeiture. Options shall be subject to such risk of forfeiture as the Committee may determine at the time the Award is granted, until any specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions).
(f)Transfer Restrictions. In addition to the transfer restrictions with respect to Awards set forth in Section 14 of the Plan, the Committee, in its discretion, may impose restrictions on the transferability of the Shares purchased upon the exercise of an Option. Any such restriction shall be set forth in the applicable Award Agreement and may be referred to on the certificate(s) evidencing such Shares.
(g)Incentive Stock Options. Notwithstanding Sections 8(b) and (c), to the extent required under Section 422 of the Code, an incentive stock option granted to an individual who, at the time the Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of his employer corporation, parent or subsidiary, the Option shall (i) have an exercise price not less than 110% of the Fair Market Value of a Share on the day on which the Option is granted and (ii) by its terms, the Option shall not be exercisable after the expiration of five (5) years from the date of grant.

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9.Restricted Stock. The Committee shall have the authority to grant to any Eligible Person an Award of Restricted Stock, in such amounts and subject to such terms and conditions as the Committee may determine in its discretion, not inconsistent with the terms of the Plan. Nothing herein contained shall be construed to prohibit the issuance of Restricted Stock at different times to the same person.
(a)Risk of Forfeiture. Restricted Stock shall be subject to such risk of forfeiture as the Committee may determine at the time the Award is granted, until such specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions).
(b)Transfer Restrictions. In addition to the transfer restrictions with respect to Awards set forth in Section 14 of the Plan, the Committee, in its discretion, may impose restrictions on the transferability of the Shares awarded pursuant to the Restricted Stock Award.
(c)Legend. Each certificate representing Restricted Stock issued pursuant to an Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed.
(d)Other Restrictions. The Committee may impose such other conditions as it may deem advisable with respect to any Restricted Stock granted to or purchased by a Grantee pursuant to an Award of Restricted Stock under this Plan, including, without limitation, restrictions under the requirements of any securities exchange upon which such Shares or shares of the same class are then listed, and under any securities laws applicable to such Shares.
(e)Stock Certificate. Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon the Restricted Stock, a stock certificate or certificates representing such Restricted Stock shall be registered in the Grantee's name but shall be retained by the Company for the Grantee's account. The Grantee shall have the right to vote such Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, unless otherwise provided in an Award Agreement, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Company for the Grantee's account and for delivery to the Grantee, together with the stock certificate or certificates representing the Restricted Stock, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.
(f)Purchase Price. The purchase price, if any, of the Shares to be acquired pursuant to an Award of Restricted Stock shall be fixed by the Committee at the time of the grant of the Award, provided, however, that such purchase price shall not be less than the par value of such shares. Payment of such purchase price shall be made (i) in cash; (ii) by cashier's check payable to the order of the Company or (iii) by such other methods as the Committee in its sole discretion may permit from time to time.
(g)Section 83(b) of the Code. If the Grantee, in connection with the acquisition of Restricted Stock, is permitted under the terms of the Award Agreement to make an election under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

10.Stock Appreciation Rights. The Committee shall have the authority to grant to any Eligible Person an Award of Stock Appreciation Rights, in such amounts and subject to such terms and conditions as the Committee may determine in its discretion, not inconsistent with the terms of the Plan. Nothing herein contained shall be construed to prohibit the grant of Stock Appreciation Rights at different times to the same person.
(a)Right. A Stock Appreciation Right is a right to receive payment in Shares and/or, if so determined by the Committee at the time of grant and set forth in the Grantee's Award Agreement, cash, equal to the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right, multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.
(b)Exercise Price. The exercise price of any Stock Appreciation Rights shall be fixed by the Committee at the time of grant; provided, however, that the exercise price of each Stock Appreciation Right shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the Stock Appreciation Right is granted.
(c)Exercise of Stock Appreciation Right. A Stock Appreciation Right, after the grant thereof, shall be exercisable by the Grantee (or such other person entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right) at such rate and times as may be fixed at the time of grant by the Committee.
(i)A Stock Appreciation Right shall be exercised, in whole or in part, by the delivery of a written exercise notice, in a form reasonably satisfactory to the Committee, duly signed by the Grantee (or such other person entitled to exercise the Option or such portion of the Option) to such effect, together with the Award Agreement, to the Committee or an officer of the Company appointed by the Committee for the purpose of receiving the same. In the event that the Stock Appreciation Right shall be exercised pursuant to Section 14

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by any person other than the Grantee, appropriate proof of the right of such person to exercise the Stock Appreciation Right must be delivered together with the written exercise notice.
(ii)Within a reasonable time after the exercise of the Stock Appreciation Right, the Company shall cause to be delivered to the person entitled thereto, a certificate for the Shares and/or, if applicable, cash acquired pursuant to the exercise of the Stock Appreciation Right.
(iii)Notwithstanding any other provision of the Plan or of any Stock Appreciation Rights, no Stock Appreciation Rights granted pursuant to the Plan may be exercised at any time when the Stock Appreciation Rights or the granting or exercise thereof violates any law or governmental order or regulation.
(iv)The Grantee shall have no rights as a stockholder of the Company with respect to any Shares, unless and until such Grantee shall have exercised his or her Stock Appreciation Right and become a holder of record of Shares acquired pursuant to the exercise of the Stock Appreciation Right.
(d)Risk of Forfeiture. Stock Appreciation Rights shall be subject to such risk of forfeiture as the Committee may determine at the time the Award is granted, until any specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions).
(e)Transfer Restrictions. In addition to the transfer restrictions with respect to Awards set forth in Section 14 of the Plan, the Committee, in its discretion, may impose restrictions on the transferability of the Shares acquired upon the exercise of a Stock Appreciation Right. Any such restriction shall be set forth in the applicable Award Agreement and may be referred to on the certificate(s) evidencing such Shares.

11.Restricted Stock Units. The Committee shall have the authority to grant to any Eligible Person an Award of Restricted Stock Units, in such amounts and subject to such terms and conditions as the Committee may determine in its discretion, not inconsistent with the terms of the Plan. Nothing herein contained shall be construed to prohibit the issuance of Restricted Stock Units at different times to the same person.
(a)Right. Each Restricted Stock Unit shall represent the right to receive, on the applicable delivery date determined by the Committee and specified in the Award Agreement, one Share or, if so determined by the Committee at the time of grant and set forth in the Grantee's Award Agreement, cash in an amount equal to the Fair Market Value of one Share on such delivery date.
(b)Risk of Forfeiture. Restricted Stock Units shall be subject to such risk of forfeiture as the Committee may determine at the time the Award is granted, until any specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions).
(c)Transfer Restrictions. In addition to the transfer restrictions with respect to Awards set forth in Section 14 of the Plan, the Committee, in its discretion, may impose restrictions on the transferability of the Shares acquired pursuant to an Award of Restricted Stock Units. Any such restriction shall be set forth in the applicable Award Agreement and may be referred to on the certificate(s) evidencing such Shares.

12.Dividend Equivalent Rights. The Committee shall have the authority to grant to any Eligible Person, in connection with an Award, dividend equivalent rights, subject to such terms and conditions as the Committee may determine in its discretion, including, but not limited to, such risk of forfeiture as the Committee may determine at the time the Award is granted, until any specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions), not inconsistent with the terms of the Plan.

13.Other Stock Based Awards. The Committee may grant or award other types of stock-based Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may in its discretion determine, including, but not limited to, such risk of forfeiture as the Committee may determine at the time the Award is granted, until any specific conditions as may be established by the Committee are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions), not inconsistent with the terms of the Plan. Such Awards may entail the transfer of actual Shares or payment in cash or otherwise of amounts based on the value of Shares.

14.Restrictions on Transferability of Awards. Except to the extent otherwise provided in the applicable Award Agreement, (i) until vested, an Award shall not be transferable other than by will or the laws of descent and distribution and (ii) once vested, an Award (and any Shares issued pursuant thereto) shall not be transferable other than by will or the laws of descent and distribution without the prior written consent of the Committee. Notwithstanding the preceding sentence, the Committee may, in its discretion and subject to such terms and conditions as the Committee may approve, authorize a transfer of all or a portion of any Award, to (i) Family Members of the Grantee, (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and/or the Grantee are the only shareholders or partners, or (iv) such

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other estate planning persons or entities which the Committee may permit; provided, however, that subsequent transfers of any unvested Award shall be prohibited except by will or the laws of descent and distribution. In addition, an Award granted to an Eligible Non-Employee Director may be transferred to such Eligible Non-Employee Director's employer, subject to the approval of the Committee. Following any such permitted transfer of such Award, such Award shall continue to be subject to the same terms and conditions of the Award and of the Plan. The Committee may at any time provide in the applicable Award Agreement for additional restrictions on the transfer of any Shares awarded or acquired pursuant to an Award.

15.Termination of Employment or Service.
(a)Options and Stock Appreciation Rights. Except as otherwise determined by the Committee and provided in any Award Agreement,
(i)Any Option or Stock Appreciation Right, to the extent unexercised, shall terminate immediately upon the cessation or termination for any reason of the Grantee's employment by, or service as a director of or consultant to, the Company and/or any of its subsidiaries, provided that, subject to subparagraphs (ii) and (iii) below, the Grantee shall have three (3) months following the cessation of his or her employment or service with the Company and/or its subsidiaries within which to exercise any unexercised Option or Stock Appreciation Right that such Grantee could have exercised on the day on which such employment or service terminated; and provided further, that such exercise must be accomplished prior to the expiration of the term of such Option or Stock Appreciation Right.
(ii)Notwithstanding the foregoing, if the cessation of employment or service is due to Disability or to death, the Grantee or the representative of the Grantee's estate or the heirs of a deceased Grantee shall have the privilege of exercising the Options or Stock Appreciation Rights which are vested but unexercised at the time of such Disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option or Stock Appreciation Right and within one (1) year of the Grantee's Disability or death, as the case may be.
(iii)The Committee may, in its sole discretion (to the extent permitted under Section 409A), at the time of the grant of an Option or Stock Appreciation Right or in connection with or promptly after a termination of employment or service of the Grantee (other than for Cause), extend the post-termination exercise period under this Section with respect to such Option or Stock Appreciation Right, but in no event may such exercise period be extended beyond the expiration of the term of such Option or Stock Appreciation Right.
(iv)If the employment or service of any holder of an Option or Stock Appreciation Right with the Company and/or any of its subsidiaries shall be terminated for Cause, all unexercised Options or Stock Appreciation Rights of such Grantee shall terminate immediately upon such termination of the Grantee's employment or service with the Company and/or any of its subsidiaries, and a holder of Options or Stock Appreciation Rights whose employment or service with the Company and/or any of its subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option or Stock Appreciation Right such holder might have exercised prior to the termination of his or her employment or service with the Company and/or any of its subsidiaries.
(v)    With respect to any unvested portion of any Award held by a Grantee at the time of termination of the employment or service of such Grantee (other than for Cause), unless otherwise stated in the Award Agreement, such unvested portion of such Award shall lapse and be forfeited upon such termination unless, in connection with or promptly after such termination, the Committee approves an acceleration of vesting of all or part of the unvested portion of such Award (in which event such accelerated portion of such Award shall be deemed, for purposes of this Section 15, to have been exercisable at the time such Grantee's employment or service terminated).
(b)Restricted Stock and Other Awards. Except as otherwise determined by the Committee and provided in any Award Agreement,
(i)If the Grantee of an Award of Restricted Stock, Restricted Stock Units or such other Awards (other than Options or Stock Appreciation Rights) shall voluntarily or involuntarily leave the employ or service of the Company and/or any of its subsidiaries, then all Restricted Shares and/or Awards, as applicable, that are not vested at the time his or her employment or service terminates (and any dividends, distributions and adjustments retained by the Company with respect thereto) shall be forfeited and any consideration received therefor from the Grantee shall be returned to the Grantee, unless, in connection with or promptly after any such termination of employment or service (other than for Cause), the Board approves an acceleration of vesting of all or part of such unvested Restricted Shares and/or Awards (in which event such accelerated portion of such Restricted Shares and/or Awards shall be deemed, for purposes of this Section 15, to have been vested at the time such Grantee's employment or service terminated).
(ii)If the employment or service of a Grantee of an Award of Restricted Stock, Restricted Stock Units or such other Awards is terminated for Cause, any such Awards that are vested but not yet distributed shall be forfeited and any consideration received therefor from the Grantee shall be returned to the Grantee.

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(iii)Notwithstanding the foregoing, all restrictions to which Awards are subject shall lapse upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

16.Change in Control.
(a)Unless otherwise determined by the Committee and provided in an Award Agreement, upon the occurrence of a Change in Control which occurs while the Grantee is still employed by, or in the service with, the Company or any of its subsidiaries, all of the Grantee's unvested Awards shall immediately become vested and/or exercisable.
(b)In addition, in the event of a liquidation, dissolution, merger or consolidation (including, without limitation, any Change in Control), in which the Company is not the surviving company or a merger or consolidation in which the Company becomes a subsidiary of another company, with respect to any Award that is convertible, exchangeable or exercisable for or into Shares, the Committee shall, in its sole discretion, either (i) provide for the assumption of such Awards theretofore granted, or the substitution for such Awards of new awards of the successor company or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices, consistent with Section 5 hereof; (ii) provide written notice to any holder of such Award that the Award shall be terminated to the extent that it is not converted, exchanged or exercised prior to a date certain specified in such notice (which date shall be no sooner than the date of consummation of the Change in Control) or (iii) provide that the Grantee of any such Award, to the extent then vested, shall be entitled to receive from the Company an amount equal to the excess of (A) the Fair Market Value (determined on the basis of the amount received by shareholders of the Company in connection with such transaction and consistent with Section 409A of the Code) of the Shares subject to the vested portion of the Award not theretofore converted, exchanged or exercised, over (B) the aggregate purchase price which would be payable for such Shares upon the conversion, exchange or exercise of such Award. Any actions under this Section 16 shall, to the extent applicable, be in accordance with the regulations promulgated under Sections 409A and 424 of the Code so as not to cause a modification or deemed new grant of the Award.

17.Section 409A. It is intended that all Awards under the Plan and any Award Agreement, either be exempt from or otherwise avoid taxation under Section 409A. Any ambiguity in the Plan and any Award Agreement shall be interpreted to comply with the foregoing. To the extent applicable, (i) each amount or benefit payable pursuant to the Plan and any Award shall be deemed a separate payment for purposes of Section 409A and (ii) in the event the common stock of the Company is publicly traded on an established securities market or otherwise (as provided under Section 409A) and the Grantee is a “specified employee” (as determined under the Company's administrative procedure for such determinations, in accordance with Section 409A) at the time of the Grantee's termination of employment, any payments under this Plan or any Award that are deemed to be deferred compensation subject to Section 409A shall not be paid or begin payment until the earlier of the Grantee's death and the first day following the six (6) month anniversary of the Grantee's date of termination of employment.

18.Tax Withholding. If the Company and/or any subsidiary shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Award, the Company and/or any subsidiary shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. The Committee shall have the right, at its sole discretion, (i) to require the Grantee (or the Grantee's personal representative or beneficiary, as applicable) to pay or provide for payment of at least the minimum amount of any taxes which the Company or any of its subsidiaries may be required to withhold with respect to such Award or (ii) if the Committee so determines in its sole discretion, to withhold Shares with a Fair Market Value equal to the minimum amount of any taxes which the Company or any of its subsidiaries may be required to withhold with respect to such Award.

19.Amendment, Termination or Suspension of the Plan and Award Agreements. The Board may from time to time suspend, discontinue, terminate, revise or amend the Plan or, to the extent provided in an Award Agreement, any Award Agreement in any respect whatsoever; provided, however, that in no event shall any such action adversely affect the rights of any Grantee in any material respect (without regard to any effect resulting from the individual circumstances of such Grantee) with respect to any previously granted Award without such Grantee's consent, except to the extent such actions is required by, or is necessary to comply with, law.

20.General Provisions.
(a)Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the company and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Grantee or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or any of its subsidiaries by reason of any Award hereunder. To the extent that a Grantee or other person acquires a right to receive payment pursuant to any Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(b)No Right of Employment or Service. Nothing contained herein, in an Award Agreement or in an Award

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shall confer on any employee, director or consultant any right to be continued in the employ or service of the Company and/or any subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an at-will employee, nor shall anything contained herein, in any Award Agreement or an Award affect any rights which the Company and/or its subsidiaries may have to change a person's compensation or other benefits or terminate such person's employment or association with the Company and/or its subsidiaries for any reason (with or without cause, with or without compensation) at any time.
(c)Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situation). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provisions of Awards under the Plan.
(d)Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
(e)Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws.
(f)Severability; Entire Agreement. In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction, illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as it such provision had not been included.
(g)Survival of Terms; Conflicts. The provisions of the Plan shall survive the termination of the Plan to the extent consistent with, or necessary to carry out, the purposes thereof. To the extent of any conflict between the Plan and any Award Agreement, the Plan shall control; provided, however, that the Award Agreement may impose greater restrictions or grant lesser rights than the Plan.
(h)No Corporate Action Restriction. Nothing contained in this Plan or any Award Agreement shall construed to limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company with respect to taking any corporate action, including, but not limited, to any recapitalization, reorganization, merger, consolidation, dissolution or sale. No Grantee or any other person shall have any claim under any award or award agreement against any member of the Board, the Committee, the Company or any of its subsidiaries, as a result of any such action.
(i)No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Grantee any rights or remedies thereunder.
(j)Effective Date of the Plan. This Plan is effective as of the Effective Date specified herein.
(k)Final Grant Date. No Award shall be granted under the Plan after the day preceding the tenth anniversary of the Effective Date.

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TRUMP ENTERTAINMENT RESORTS, INC.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m., local time, on Thursday, November 3, 2011 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

The undersigned hereby appoints David R. Hughes and Daniel M. McFadden, and each of them (the “Proxies”), with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $0.001 per share, of TRUMP ENTERTAINMENT RESORTS, INC., which the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting, and at any and all adjournments or postponements thereof, on the matters set forth on this proxy card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the election of each director-nominee listed below and FOR the approval of the Trump Entertainment Resorts, Inc. 2011 Equity Incentive Plan. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRUMP ENTERTAINMENT RESORTS, INC.

Receipt of the Notice of Meeting and the Proxy Statement, dated October 14, 2011, is hereby acknowledged.

PLEASE SIGN AND DATE WHERE INDICATED ON THE REVERSE SIDE OF THIS PROXY
CARD AND PROMPTLY MAIL THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS.

(Please complete in blue or black ink.)

PROPOSAL 1. ELECTION OF CLASS I DIRECTORS.

Nominees: Robert F. Griffin and Eugene I. Davis

☐  FOR all Nominees (except as marked to the contrary below)    ☐ WITHHOLDING AUTHORITY as to all Nominees

INSTRUCTION: To withhold your authority to vote for any one or more specific nominee(s), print his (their) name(s) on the line below.

Authority withheld for:

PROPOSAL 2. APPROVAL OF TRUMP ENTERTAINMENT RESORTS, INC. 2011 EQUITY INCENTIVE PLAN.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

-Continued on the Reverse Side-

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Dated: , 2011

Title or Authority:

Signature:

Signature, if held jointly:

(Joint tenants should EACH sign. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, partner or corporate officer, please give FULL title as such.)

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.